        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997
                                                      REGISTRATION NO. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           USAA FEDERAL SAVINGS BANK
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      USAA AUTO LOAN GRANTOR TRUST 1997-1
                     (ISSUER WITH RESPECT TO CERTIFICATES)

               UNITED STATES                         0749                      74-2291652
        (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL     IDENTIFICATION NO.)
     OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      (I.R.S. EMPLOYER


                            ------------------------
                            10750 MCDERMOTT FREEWAY
                            SAN ANTONIO, TEXAS 78288
                                 (210) 498-2265
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                            MICHAEL J. BROKER, ESQ.
                               VICE PRESIDENT AND
                                BANKING COUNSEL
                            10750 MCDERMOTT FREEWAY
                            SAN ANTONIO, TEXAS 78288
                                 (210) 498-2265
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

         STEPHEN L. FLUCKIGER, ESQ.                       GLENN S. ARDEN, ESQ.       RICHARD S. FORTUNATO, ESQ.
         JONES, DAY, REAVIS & POGUE                    JONES, DAY, REAVIS & POGUE       SKADDEN, ARPS, SLATE,
         2001 ROSS AVE., SUITE 2300                       599 LEXINGTON AVENUE           MEAGHER & FLOM LLP
            DALLAS, TEXAS 75201                           NEW YORK, NEW YORK 10022        919 THIRD AVENUE
                                                                                       NEW YORK, NEW YORK 10022

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                            PROPOSED
                                                                                            MAXIMUM
                                                                                            OFFERING      PROPOSED
                                                                                             PRICE        MAXIMUM
                         TITLE OF EACH CLASS OF                            AMOUNT TO BE       PER        AGGREGATE
                      SECURITIES TO BE REGISTERED                           REGISTERED      UNIT(1)    OFFERING PRICE
  % Automobile Loan Pass-Through Certificates, Class A..................   $  500,000.00     100%      $   500,000.00
  % Automobile Loan Pass-Through Certificates, Class B..................   $  500,000.00     100%      $   500,000.00
     Total..............................................................   $1,000,000.00               $ 1,000,000.00

                                                                           AMOUNT OF
                         TITLE OF EACH CLASS OF                           REGISTRATION
                      SECURITIES TO BE REGISTERED                             FEE
  % Automobile Loan Pass-Through Certificates, Class A..................    $ 151.52
  % Automobile Loan Pass-Through Certificates, Class B..................    $ 151.51
     Total..............................................................    $ 303.03

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
_______________________________________________________________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED OCTOBER   , 1997
PROSPECTUS
                      USAA AUTO LOAN GRANTOR TRUST 1997-1
        $           % AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES, CLASS A
        $           % AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES, CLASS B
                                     [LOGO]

                 USAA FEDERAL SAVINGS BANK, SELLER AND SERVICER

                        -------------------------------

    The    % Automobile Loan Pass-Through Certificates, Class A (the 'Class A
Certificates') and the    % Automobile Loan Pass-Through Certificates, Class B
(the 'Class B Certificates'; the Class A Certificates and the Class B Certificates are collectively referred to herein as the 'Certificates') offered hereby evidence undivided interests in the USAA Auto Loan Grantor Trust 1997-1 (the 'Trust') created pursuant to a Pooling and Servicing Agreement (the 'Agreement') among USAA Federal Savings Bank, as seller and as servicer
('Seller' and 'Servicer' in such respective capacities), and                , as
trustee (the 'Trustee') and as collateral agent (the 'Collateral Agent'). The property of the Trust will include a pool of fixed rate simple interest motor vehicle installment loans secured by new and used automobiles and light-duty trucks (the 'Receivables'), certain monies due thereunder on or after
           , 1997 (the 'Cutoff Date'), security interests in the vehicles financed thereby, benefits of a Reserve Account and certain other property, all as more fully described herein. The aggregate principal balance of the
Receivables as of the Cutoff Date was $        .

    Principal and interest at the applicable Pass-Through Rate will be distributed to the Certificateholders on the 15th day of each month (or, if such
day is not a business day, the next succeeding business day), beginning    1[5],
1997 (each, a 'Distribution Date'). The final scheduled Distribution Date is the
   Distribution Date (the 'Final Scheduled Distribution Date'). Payments of interest and principal on the Class B Certificates will be subordinated in priority of payment to payments of interest and principal on the Class A Certificates to the extent described herein.

    The Certificates initially will be represented by Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ('DTC'). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances described herein.

    There currently is no secondary market for the Certificates and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Certificates. There is no assurance that any such market will develop, or if one does develop, that it will continue.

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER 'RISK FACTORS' ON PAGES 8 THROUGH 10 HEREIN.
                            ------------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
  INTERESTS IN OR OBLIGATIONS OF USAA FEDERAL SAVINGS BANK OR UNITED
    SERVICES AUTOMOBILE ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.
     A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL
       DEPOSIT INSURANCE CORPORATION (THE 'FDIC'). THE RECEIVABLES ARE
        NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL
         AGENCY AND ARE SUBJECT TO INVESTMENT RISKS,  INCLUDING
                  POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                                  PROCEEDS TO THE
                                                 PRICE TO PUBLIC(1)    UNDERWRITING DISCOUNT        SELLER(1)(2)
Per Class A Certificate......................            %                       %                       %
Per Class B Certificate......................            %                       %                       %
Total........................................            $                       $                       $

(1) Plus accrued interest at the applicable Pass-Through Rate from             ,
    1997 [the ('Cut-Off Date')].

(2) Before deducting expenses estimated at $         .
                            ------------------------

    The Certificates are being offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the
Certificates will be delivered in book-entry form, on or about       , 1997,
through the facilities of DTC.
                            ------------------------

                   [Underwriters of the Class A Certificates]
MERRILL LYNCH & CO.                [CO-MANAGER]                     [CO-MANAGER]
                   [Underwriter of the Class B Certificates]
                             [MERRILL LYNCH & CO.]
                            ------------------------

             The date of this Prospectus is                , 1997.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE [STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS]. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING.'

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued (which will occur under the limited circumstances described herein), unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent by the Trustee only to the registered holders of the Class A Certificates and the Class B Certificates (the 'Certificateholders') pursuant to the Agreement. The registered holder of the Class A Certificates and the Class B Certificates is Cede & Co., as nominee of DTC. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Persons acquiring an interest in the Certificates through DTC may obtain these reports free of charge (except for copying and postage
costs) by a request in writing to the Trustee at                   , Attention:
                  . See 'The Certificates -- General,' ' -- Book-Entry Registration' and 'Statements to Certificateholders.' The Seller does not intend to send any of its financial reports to Certificateholders.

                             AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the 'Commission') on behalf of the Trust a Registration Statement under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to such Registration Statement, the amendments thereof and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission also maintains a website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Seller will provide without charge to each person, including any beneficial owner of the Certificates, to whom a copy of this Prospectus is delivered, on the written or verbal request of any such person, a copy of any or all of the documents incorporated by reference herein, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Seller, 10750 McDermott Freeway, San Antonio, Texas 75288, Attention: Edwin T. McQuiston, Vice President, Treasurer. Telephone requests for such copies should be directed to Mr. McQuiston at (210) 498-2296.

                               PROSPECTUS SUMMARY

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus. Reference is made to the 'Glossary of Terms' for the location herein of defined terms.

Issuer..............................  USAA Auto Loan Grantor Trust 1997-1 (the 'Trust').
Seller/Servicer.....................  USAA Federal Savings Bank (the 'Seller' and 'Servicer' in its respective capacities as such, otherwise referred to herein as the 'Bank').
Securities Offered..................  % Automobile Loan Pass-Through Certificates, Class A (the 'Class A
                                      Certificates') and    % Automobile Loan Pass-Through Certificates, Class B
                                      (the 'Class B Certificates'; the Class A Certificates and the Class B
                                      Certificates are collectively referred to herein as the 'Certificates')
                                      representing fractional undivided interests in the Trust. The Trust property will include a pool of fixed rate simple interest motor vehicle installment loans (the 'Receivables') secured by new and used automobiles and light-duty trucks (the 'Financed Vehicles'), all monies due under the
                                      Receivables on or after                , 1997 (the 'Cutoff Date'), security interests
                                      in the Financed Vehicles, proceeds from claims on certain insurance policies, and certain rights under the Pooling and Servicing Agreement (the
                                      'Agreement') between the Bank, as Seller and Servicer, and [
                                                                    ] (the 'Trustee'). The Certificates
                                      will be offered for purchase in denominations of $1,000 and integral multiples thereof. See 'The Trust' and 'The Certificates -- General.'
Certificates........................  The Class A Certificates will be issued in an initial principal amount
                                      equal to $      (the 'Original Class A Certificate Balance'), and the Class
                                      B Certificates will be issued in an initial principal amount equal to
                                      $      (the 'Original Class B Certificate Balance' and, together with the
                                      Original Class A Certificate Balance, the 'Original Certificate Balance').
                                      The Original Class A Certificate Balance will equal approximately    % of
                                      the aggregate outstanding principal balance of the Receivables determined in accordance with the Agreement (the 'Pool Balance') as of the Cutoff Date
                                      (the 'Original Pool Balance'). The Original Class B Certificate Balance
                                      will equal approximately    % of the Original Pool Balance.
Registration of the
  Certificates......................  The Class A Certificates and the Class B Certificates will each be initially represented by one or more global certificates registered in the name of Cede & Co. ('Cede'), as the nominee of The Depository Trust Company
                                      ('DTC'). No person acquiring an interest in a Certificate through the facilities of DTC (a 'Certificate Owner') will be entitled to receive a
                                      Definitive Certificate representing such person's interest in the Trust, except in the event that Definitive Certificates are issued under the limited circumstances described herein. All references herein to
                                      Certificateholders shall reflect the rights of Certificate Owners, as such rights may be exercised through DTC and its Participants, except as otherwise

                                      specified herein. See 'The Certificates -- Book-Entry Registration' and
                                      ' -- Definitive Certificates.'
Pass-Through Rate...................  % per annum with respect to the Class A Certificates (the 'Class A
                                      Pass-Through Rate'), and    % per annum with respect to the Class B
                                      Certificates (the 'Class B Pass-Through Rate'), in each case calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class A
                                      Pass-Through Rate and the Class B Pass-Through Rate are both sometimes referred to as the applicable 'Pass-Through Rate.'
Distribution Date...................  The 15th day of each month (or, if such 15th day is not a day on which the
                                      Trustee and banks located in New York, New York are open for the purpose of conducting a commercial banking business (a 'Business Day'), the next
                                      following Business Day) commencing                , 1997.
Interest............................  On each Distribution Date, interest at the applicable Pass-Through Rate shall be paid in respect of the prior Collection Period, calculated on the basis of a 360-day year consisting of twelve 30-day months, on the Class A
                                      Certificate Balance and the Class B Certificate Balance, respectively, in each case as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date, will be distributed to the registered holders of the Class A Certificates (the
                                      'Class A Certificateholders') and the registered holders of the Class B
                                      Certificates (the 'Class B Certificateholders' and, together with the Class
                                      A Certificateholders, the 'Certificateholders') as of the last day of the preceding calendar month (the 'Record Date'), to the extent that sufficient funds are on deposit in the Certificate Account or available in the Reserve
                                      Account to make such distributions. A 'Collection Period' means the calendar month preceding each Distribution Date, or in the case of the initial Collection Period, the period from the Cutoff Date to
                                                     , 1997. See 'The Certificates -- Distributions on
                                      Certificates' and ' -- The Reserve Account.' The rights of the Class B
                                      Certificateholders to receive distributions of interest will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest to the extent described herein. See 'Risk
                                      Factors -- Limited Assets' and ' -- Subordination of Class B Certificates.'
Principal...........................  On each Distribution Date, as described more fully herein, all payments of principal on the Receivables received by the Servicer during the preceding
                                      Collection Period, plus an amount equal to the principal balance of any
                                      Receivables which became Defaulted Receivables during the preceding
                                      Collection Period, will be distributed by the Trustee to the Class A
                                      Certificateholders and to the Class B Certificateholders of record on the preceding Record Date, to the extent that sufficient funds are available therefor on deposit in the Certificate Account or available in the Reserve
                                      Account to make such distributions. See 'The Certificates -- Distributions on Certificates' and ' -- The Reserve Account.' The rights of the Class B
                                      Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal to the extent described herein.
Subordination of Class B
  Certificates......................  Distributions of interest on the Class B Certificates will be subordinated in priority of payment to distributions of interest (but not principal) due on the Class A Certificates, and distributions of principal on the Class B
                                      Certificates will be subordinated in priority of payment to distributions of interest and principal due on the Class A Certificates, in the event of defaults on the Receivables to the extent described herein. The Class B
                                      Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the
                                      Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. The Class B Certificateholders will not receive any distributions of principal with respect to a Collection
                                      Period until the full amount of interest on and principal of the Class A
                                      Certificates relating to such Collection Period has been deposited in the
                                      Class A Distribution Account. See 'Risk Factors -- Limited Assets' and
                                      ' -- Subordination of Class B Certificates.'
Advances............................  On the Business Day preceding each Distribution Date (each, a 'Deposit
                                      Date'), the Servicer may, in its sole discretion, make a payment with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the product of the principal balance of such
                                      Receivable as of the first day of the related Collection Period and one-twelfth of its Contract Rate (calculated on the basis of a 360-day year of twelve 30-day months), over (y) the interest actually received by the
                                      Servicer with respect to such Receivable from the Obligor or from payment of the Repurchase Amount during or with respect to such Collection Period
                                      (any such payment, an 'Advance'). The Servicer may elect not to make any
                                      Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable, from subsequent payments of the
                                      Servicing Fee or from funds in the Reserve Account. See 'The
                                      Certificates -- Advances.'
Servicing Fee.......................  The Servicer will be entitled to receive a monthly fee (the 'Servicing
                                      Fee'), payable on each Distribution Date, in an amount equal to the product of [one-twelfth of] 1.00% (the 'Servicing Fee Rate') and the Pool Balance
                                      as of the first day of the related Collection Period. In addition, the
                                      Servicer will be entitled to receive as additional compensation investment earnings on amounts on deposit (or to be deposited) in the Certificate
                                      Account; provided, however, that if the Servicer fails to deposit an
                                      Advance with respect to a Receivable other than because such Receivable has been declared a Defaulted Receivable, such investment income will not be paid to the Servicer, but will be treated as Available Interest pursuant to the Agreement. See 'The Certificates -- Servicing Compensation.'
Reserve Account.....................  A reserve account (the 'Reserve Account') will be established by the Seller and maintained by the Collateral Agent with an initial deposit of cash of
                                      at least $      (the 'Reserve Account Initial

                                      Deposit'). In addition, on each Distribution Date, any amounts on deposit in the Certificate Account with respect to the related Collection Period after all payments to the Certificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount on deposit in the Reserve Account is equal to the Specified Reserve Account Balance
                                      (as defined below).
                                      On each Deposit Date, the Collateral Agent will withdraw funds from the
                                      Reserve Account, to the extent of the funds therein (exclusive of any investment earnings on such funds), (i) first to reimburse the Servicer for certain Advances previously made but not reimbursed ('Outstanding
                                      Advances') and (ii) second to make available to Certificateholders the excess, if any, of (x) the sum of the amounts required to be distributed to
                                      Certificateholders and the Servicer on the related Distribution Date over
                                      (y) the amount to be deposited in the Certificate Account with respect to the preceding Collection Period (exclusive of investment earnings thereon).
                                      If the amount in the Reserve Account is reduced to zero, Certificate-
                                      holders will bear directly the credit and other risks associated with ownership of the Receivables, including the risk that the Trust may not have a perfected security interest in the Financed Vehicles. See 'Risk
                                      Factors,' 'The Certificates -- The Reserve Account' and 'Certain Legal
                                      Aspects of the Receivables.'
Specified Reserve Account
  Balance...........................  On any Distribution Date, the 'Specified Reserve Account Balance' will
                                      equal    % (or    % under certain circumstances described herein) of the
                                      Pool Balance as of the last day of the preceding Collection Period, but in
                                      any event not less than the lesser of (i) $      and (ii) the sum of the
                                      Pool Balance and an amount sufficient to pay interest on such Pool Balance at a rate equal to the sum of the weighted average Pass-Through Rate plus the Servicing Fee Rate through the Final Scheduled Distribution Date. The
                                      Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller, provided that each Rating Agency shall have confirmed in writing to the Trustee that such action will not result in a withdrawal or reduction in its rating of the Certificates (the 'Rating
                                      Agency Condition'). Amounts in the Reserve Account on any Distribution Date
                                      (after giving effect to all distributions made on that date) in excess of the Specified Reserve Account Balance will be paid to the Seller.
Optional Purchase...................  The Servicer may purchase all of the Receivables on any Distribution Date following a Record Date as of which the Pool Balance has declined to 5% or less of the Pool Balance as of the Cutoff Date. See 'The
                                      Certificates -- Termination.'
Trustee.............................  [                        ]
Collateral Agent....................  [                        ]
Tax Status..........................  In the opinion of Jones, Day, Reavis & Pogue,  special tax counsel to the Bank, the Trust will be classified for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and accordingly, Certificateholders must report their respective allocable shares of income earned on the assets of the Trust and, subject to certain limitations applicable to individuals,

                                      estates and trusts, may deduct their respective allocable shares of reasonable servicing and other fees. See 'Certain Federal Income Tax
                                      Consequences.'
Rating..............................  It is a condition to the issuance of the Certificates that the Class A
                                      Certificates be rated in the highest rating category, and the Class B
                                      Certificates be rated in one of the [four] highest rating categories, in each case by at least [one] nationally recognized rating agency (a 'Rating
                                      Agency'). There can be no assurance that a rating will not be lowered or withdrawn if, in the sole judgment of a rating agency, circumstances so warrant. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning
                                      Rating Agency.
ERISA Considerations................  The Class A Certificates may be purchased by or on behalf of employee benefit plans that are subject to the Employee Retirement Income Security
                                      Act of 1974, as amended ('ERISA'), upon satisfaction of certain conditions described herein. In contrast, the Class B Certificates may be purchased by employee benefit plans subject to ERISA only if such acquisition and subsequent holding of the Class B Certificates is exempt from the prohibited transaction rules of ERISA and the Code by means of the application of one or more statutory or administrative exemptions. Such exemptions may apply with respect to certain insurance company general accounts, insurance company pooled separate accounts, bank collective investment funds and qualified professional asset managers. Each investor purchasing the Class B Certificates by or on behalf of an employee benefit plan subject to ERISA will be deemed to have represented that such acquisition and the subsequent holding of the Class B Certificates will be exempt from the prohibited transaction rules of ERISA and the Code by means of the application of one or more of such exemptions.
                                      Any benefit plan fiduciary considering a purchase of Certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions have been satisfied. See 'ERISA
                                      Considerations.'

                                  RISK FACTORS

     An investment in the Certificates involves certain risks. Prospective investors should carefully consider the following factors, in addition to the matters set forth elsewhere in this Prospectus prior to investing in the Certificates.

LIMITED LIQUIDITY

     There currently is no secondary market for the Class A Certificates or the Class B Certificates, and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Certificates. There is no assurance that any such market will develop or, if one does develop, that it will provide liquidity of investment or will continue for the life of the Class A Certificates or the Class B Certificates, as the case may be.

THE TRUST

     The Seller will establish the Trust by selling and assigning the Receivables to the Trust in exchange for the Certificates. After formation, the Trust will not engage in any activity other than acquiring and holding the Receivables, issuing the Certificates, distributing payments thereon and as otherwise described herein and as provided in the Agreement.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

     In order to protect the Trust's ownership interest in the Receivables, the Bank will file UCC-1 financing statements with the appropriate governmental authorities in the State of Texas to give notice of the Trust's ownership of the Receivables and their proceeds. Under the Agreement, the Bank will be obligated to maintain the perfection of the Trust's ownership interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the Receivables from a review of the Receivables since they would not be marked to show such sale, although the Bank's master computer records will evidence such sale.

     The Bank will assign its security interest in the individual Financed Vehicles to the Trust. However, because of the administrative burden and expense, and since the Bank remains as Servicer with respect to the Receivables, neither the Bank nor the Trustee will amend the certificates of title to identify the Trust as the new secured party and, accordingly, the Bank will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. In certain states, in the absence of such endorsement and delivery, the Trustee may not have a perfected security interest in such Financed Vehicles. See 'Certain Legal Aspects of the Receivables.'

PREPAYMENT CONSIDERATIONS

     The weighted average life of the Certificates may be reduced by full or partial prepayments on the Receivables. The Receivables are prepayable by the obligors thereunder (the 'Obligors') at any time without penalty. Prepayments may also result from liquidations due to default; the receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies; repurchases by the Seller as a result of the failure of a Receivable to meet certain criteria set forth in the Agreement; purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Receivables made by it in the Agreement; or as a result of an exercise by the Servicer of its option to purchase the Receivables Pool. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the Seller's consent.

     The Bank does not believe that the records maintained by the Bank of the historical prepayment experience of its portfolio of Motor Vehicle Loans are adequate to provide meaningful information with respect to the Receivables. No assurance can be given that prepayments on the Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to the Receivables. Certificateholders will bear any reinvestment risk resulting from the prepayment of the Receivables. See 'The Receivables Pool -- Maturity and Prepayment Assumptions.'

GEOGRAPHIC CONCENTRATION

     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Based on the location of the Obligor at the time each Motor Vehicle Loan was advanced and the principal balance of each Receivable as of the Cutoff Date, the states which accounted for more than 5% of the Pool Balance
were: Texas,    %; California,    %; Florida,    %; New York,    %; and
Virginia,    %. See 'The Receivables Pool -- Geographic Distribution of the
Receivables.'

LIMITED ASSETS

     The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the right to receive payments under certain circumstances from the Reserve Account. The Certificates represent interests solely in the Trust and will not be insured or guaranteed by the Seller, the Servicer, the Trustee, the Collateral Agent or any other person or entity. Consequently, holders of the Certificates will only be able to look to payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account, for payment. Amounts to be deposited in the Reserve Account are limited in amount and will be reduced as the Pool Balance declines.

     Amounts on deposit in the Reserve Account will be available on any Distribution Date first to cover shortfalls in reimbursement of Outstanding Advances to the extent then reimbursable and payment of the Servicing Fee to the Servicer, then to cover shortfalls in distributions of interest on the Class A Certificates and then shortfalls in distributions of interest on the Class B Certificates. After distributions of interest on the Certificates have been made, the remaining amounts on deposit in the Reserve Account will be available first to cover shortfalls in distributions of principal on the Class A Certificates and then shortfalls in distributions of principal on the Class B Certificates. If the Reserve Account is exhausted (and not replenished), the Trust will depend solely on payments on the Receivables to make distributions on the Certificates, and Certificateholders will bear directly, without any additional credit enhancement (except to the extent that the Reserve Account is replenished from Collections on Receivables), the risk of delinquencies, loan losses and repossessions with respect to the Receivables. There can be no assurance that the future delinquency, loan loss or repossession experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to the Bank's portfolio of Motor Vehicle Loans owned and serviced by the Bank. See 'The Certificates -- The Reserve Account' and
' -- Distributions on Certificates.'

SUBORDINATION OF CLASS B CERTIFICATES

     Distributions of interest on the Class B Certificates will be subordinated in priority of payment to distributions of interest on the Class A Certificates, and distributions of principal on the Class B Certificates will be subordinated to distributions of interest and principal on the Class A Certificates, to the extent described herein. In particular, the Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. Class B Certificateholders will not receive any distributions of principal with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. However, distributions of interest on the Class B Certificates, to the extent of collections on the Receivables allocable to interest and the amounts on deposit in the Reserve Account available after the distribution of interest on the Class A Certificates has been made, will not be subordinated to the distribution of principal of the Class A Certificates. See 'The Certificates -- Distributions on Certificates.'

FEDERAL INCOME TAX; EFFECTS OF SUBORDINATION ON CLASS B CERTIFICATEHOLDERS

     It is expected that, for Federal income tax purposes, amounts otherwise distributable to the Class B Certificate Owners that are paid to the Class A Certificate Owners pursuant to the subordination provisions described above under ' -- Subordination of Class B Certificates' will be deemed to have been received by the Class B Certificate Owners and then paid by them to the Class A Certificate Owners pursuant to a guaranty. See generally 'Certain Federal Income Tax Consequences.'

     If the Class B Certificate Owners received distributions of less than their share of the Trust's receipts of principal or interest (the 'Shortfall Amount') because of the subordination of the Class B Certificates, holders of Class B Certificates would probably be treated for Federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount and (3) retained the right to reimbursement of such amounts to the extent of future Collections otherwise available for deposit in the Reserve Account.

     Under this analysis (1) Class B Certificate Owners would be required to accrue as current income any interest or original issue discount ('OID') income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that such Shortfall Amount will not be reimbursed from any source) and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

RATING

     It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest rating category, and the Class B Certificates be rated in one of the [four] highest rating categories, in each case by at least [one] Rating Agency. A security rating is not a recommendation to buy, sell, or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. There can be no assurance that a rating will not be lowered or withdrawn if, in the sole judgment of a rating agency, circumstances in the future so warrant. The Seller cannot predict with certainty what effect any revision or withdrawal of a rating may have on the liquidity or market value of the Class A Certificates or the Class B Certificates.

THE CERTIFICATES

     The Class A Certificates and the Class B Certificates will each be represented initially by one or more global certificates registered in the name of Cede, as nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such person's interest in the Trust except in certain limited circumstances. Under the terms of the Agreement, Certificate Owners will not be recognized as Certificateholders, and will be permitted to exercise the rights of the Certificateholders only indirectly through DTC. See 'The Certificates.'

                  THE BANK'S PORTFOLIO OF MOTOR VEHICLE LOANS

ORIGINATION OF MOTOR VEHICLE LOANS

     The Bank has a portfolio of motor vehicle installment loans secured by new and used automobiles and light-duty trucks ('Motor Vehicle Loans') all of which are originated directly by the Bank. Applications for Motor Vehicle Loans are made by individuals to the Bank's office in San Antonio, Texas and are reviewed by the Bank in accordance with the Bank's underwriting procedures. Applications are accepted in person, by mail or by telephone.

     The Bank services all of its Motor Vehicle Loans. The servicing functions performed by the Bank include customer service, document file keeping, computerized account record keeping, vehicle title processing and collections. The servicing policies and practices of the Bank may change over time in accordance with the Bank's business judgment.

UNDERWRITING OF MOTOR VEHICLE LOANS

     The Bank makes credit decisions with respect to Motor Vehicle Loans in two alternative ways: on a judgmental basis, which, since September 1992, has included a credit scoring process, or on a pre-approved basis.

     Other than customers who are pre-approved for Motor Vehicle Loans, the Bank requires each applicant for a Motor Vehicle Loan (an 'Applicant') to complete an application which sets forth the Applicant's income, liabilities, credit and employment history, and other personal information as well as a description of the Financed Vehicle which is intended to secure a Motor Vehicle Loan. Each application is reviewed for completeness and for compliance with the Bank's guidelines and applicable consumer regulations. The Bank evaluates the applications by considering, based on information provided in the application and the credit bureau reports referred to below, the relationship of the Applicant's income to expenses, including expenses relating to such Motor Vehicle Loan.

     Each Applicant for a Motor Vehicle Loan is evaluated using uniform underwriting standards developed by the Bank. These underwriting standards are intended to assess the Applicant's ability to repay such Motor Vehicle Loan and the adequacy of the Financed Vehicle as collateral, based upon a review of the information contained in the Applicant's loan application. Each application is reviewed by a credit analyst. Among the criteria considered in evaluating the individual applications are (i) stability of the Applicant with specific regard to the Applicant's occupation and length of employment, (ii) the Applicant's payment history based on information known directly by the Bank or as provided by various credit reporting agencies with respect to present and past debt,
(iii) a debt service to gross monthly income ratio test, and (iv) a loan to value ratio test taking into account the age, type and market value of the Financed Vehicle. The Bank's general policy has been not to allow an Applicant's debt service to gross monthly income ratio to exceed 55%.

     An empirically based credit scoring process using credit scores provided by credit bureaus is used to objectively assess an Applicant's creditworthiness. This scoring process was created using historical information from the database of Motor Vehicle Loans owned and serviced by the Bank. Through credit scoring, the Bank evaluates credit profiles to quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The credit scoring process used by the Bank is periodically reviewed and, if necessary, updated to reflect current statistical data. The Bank's scoring process is intended to provide a basis for lending decisions, not to supersede the judgment of the credit analyst.

     Applications are reviewed using the credit scoring process and are approved without further review if the resulting credit score exceeds pre-set parameters. Applications that are not so approved are reviewed by a credit analyst using the criteria described above.

     Motor Vehicle Loan approval at variance with standard credit guidelines has occurred, both before and after implementation of the credit scoring process, but generally has required concurrent approval of a second, designated senior credit analyst or credit manager of the Bank. Motor Vehicle Loans which do not comply with all the Bank's guidelines must have strong compensating factors which indicate a high ability of the Applicant to repay the loan. Generally in such cases, if a Motor Vehicle Loan is approved it is because the Applicant has made a down payment and the amount financed is lower than the maximum permitted by the Bank's guidelines.

     The Bank has a program of pre-approving potential customers for Motor Vehicle Loans. The Bank obtains names of potential customers from its existing Motor Vehicle Loan database, credit card database, database of requests for automobile pricing lists, and various other sources. The potential customer names are screened against the Bank's credit card database and the database maintained by the Bank's parent company, United Services Automobile Association ('USAA'). The Bank's credit card database must show that the potential customer has an active credit card account at the Bank that (i) is current and has been active more than twelve months, (ii) has not exceeded its credit limit nor been more than 30 days delinquent on more than two occasions in any 36-month period,
(iii) has had no record of bankruptcy, closed account or collection problems and
(iv) has no lost or stolen account or fraudulent activity record. USAA's database must show that the potential customer (i) is an active, or is eligible to be a, USAA insurance policyholder, (ii) has a social security number in USAA's database which matches the social security number in the Bank's credit card database, (iii) is not identified in USAA's database as a customer who should not receive advertising from USAA or its subsidiary companies and (iv) has an address within the United States.

     A potential customer who is pre-approved using the prescreening process described above is offered a Motor Vehicle Loan in an amount determined by the credit limit amount of the individual's credit card accounts with the Bank. Pre-approved potential customers with Gold MasterCard or VISA'r'. credit card accounts with the Bank or its subsidiary, USAA Savings Bank ('USAA SB') are offered a $25,000 loan. Pre-approved potential customers with Standard MasterCard or VISA'r'. credit card accounts with a credit limit exceeding $5,000 are offered a $20,000 loan; those potential customers with Standard MasterCard or VISA'r'. credit card accounts with the Bank or USAA SB with a credit limit between $2,500 and $5,000 are offered a $15,000 loan. The Bank notifies potential customers that they have been pre-approved for a Motor Vehicle Loan by direct mail under certain circumstances and, if a pre-approved individual calls the Bank to inquire about a Motor Vehicle Loan, by telephone. A potential customer who has been pre-approved identifies the make, model, year and price of the Financed Vehicle and, because of the information known by the Bank through USAA's database and the Bank's credit card database, is not required to provide additional credit related information.

     The amount advanced by the Bank under any Motor Vehicle Loan (including Motor Vehicle Loans offered pursuant to the pre-approval program) generally has not exceeded (i) for a new Financed Vehicle, the manufacturer's suggested retail price plus taxes, and title and license fees on the Financed Vehicle or (ii) for a used Financed Vehicle, 110% of the 'retail' value stated in the most recently published National Automobile Dealers Association Used Car Price Guide, adjusted for high or low mileage and before credit for any optional equipment. However, the maximum amount advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the Financed Vehicle. These adjustments are made to assure that the Financed Vehicle constitutes adequate collateral to secure the Motor Vehicle Loan. In addition, whether a Financed Vehicle is new or used, the Bank will also finance service warranties under a Motor Vehicle Loan.

     Periodically, the Bank makes a detailed analysis of its portfolio to evaluate the effectiveness of the Bank's credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, credit guidelines are adjusted to maintain the asset quality deemed acceptable by the Bank's management. The Bank reviews, on an annual basis, the quality of its Motor Vehicle Loans by conducting internal audits of certain randomly selected Motor Vehicle Loans to ensure compliance with established policies and procedures.

INSURANCE

     Each Motor Vehicle Loan requires the Obligor to obtain comprehensive and collision insurance with respect to the Financed Vehicle. Most Obligors obtain the required comprehensive and collision insurance from USAA or an affiliate thereof. USAA's insurance financial strength is rated 'Aaa' by Moody's Investors Service, Inc. and USAA's insurer's claims-paying ability is rated 'AAA' by Standard & Poor's Ratings Group.

     If an Obligor fails to maintain the required insurance, the Bank may, but is not obligated to, purchase limited comprehensive and collision insurance to protect the interests of the Bank and the Obligor and charge the Obligor for the cost of such insurance ('Force Placed Insurance'). The Bank currently does not obtain Forced Placed Insurance if the Obligor fails to maintain the required insurance.

COLLECTION PROCEDURES

     Collection activities with respect to delinquent Motor Vehicle Loans are performed by the Bank. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An Obligor is considered delinquent when he or she makes any payment that is less than 100% of a scheduled monthly payment.

     The Bank maintains an on-line collection system for use in collection efforts. The collection system provides relevant Obligor information (for example, current addresses, phone numbers and loan information) and records of all contact of the Bank with Obligors. The system also records an Obligor's promise to pay, affords supervisors the ability to review collection personnel activity and modify priorities with respect to Obligor contacts and provides reports concerning Motor Vehicle Loan delinquencies. Under the Bank's current practices, contact by mail is initiated with an Obligor whose Motor Vehicle Loan has become ten days delinquent. An additional mail contact is initiated with an Obligor when his or her Motor Vehicle Loan has become 20 days delinquent. In the event that such contacts fail to result in a payment sufficient to bring scheduled payments current under the Motor Vehicle Loan, telephone contact with the Obligor is attempted not later than the 22nd day of delinquency. Generally, after a Motor Vehicle Loan continues to be delinquent for 35 days, an additional mail contact is made. Repossession procedures generally will be initiated after a Motor Vehicle Loan continues to be delinquent for 60 days. However, if a Motor Vehicle Loan is deemed uncollectible, if the Financed Vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the Obligor voluntarily surrenders the Financed Vehicle, a repossession may occur without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the Obligor generally has an additional 15 days to redeem the Financed Vehicle before the Financed Vehicle is resold.

     Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the Financed Vehicle or the Obligor, or because of a discharge of the Obligor in a bankruptcy proceeding. The current policy of the Bank is to recognize losses at the time the Motor Vehicle Loan is deemed uncollectible, or during the month the Motor Vehicle Loan becomes 120 days delinquent, whichever occurs first.

     Upon repossession and sale of the Financed Vehicle, any deficiency remaining is pursued to the extent deemed practical by the Bank and to the extent permitted by law. The loss recognition and collection policies and practices of the Bank may change over time in accordance with the Bank's business judgment.

     The Bank offers certain Obligors credit-related extensions. Generally, these extensions are offered only when (i) the Bank believes that the Obligor's financial difficulty has been resolved or will no longer impair the Obligor's ability to make future payments, (ii) the extension will result in the Obligor's payments being brought current, (iii) the total number of credit-related extensions granted on the Motor Vehicle Loan will not exceed two and the total credit-related extensions granted on the Motor Vehicle Loan will not exceed four months in the aggregate and (iv) there have been no credit-related extensions granted on the Motor Vehicle Loan in the immediately preceding twelve months. Any deviation from this policy requires the concurrence of the Bank's collection manager and a representative of the Bank's Senior Officers Credit Committee. See 'The Certificates -- Servicing Procedures' for certain additional conditions on credit-related extensions which must be satisfied with respect to Receivables in the Trust.

DELINQUENCY AND LOAN LOSS AND RECOVERY INFORMATION

     The following tables set forth information with respect to the Bank's experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of Motor Vehicle Loans owned and serviced by the Bank. The portfolio of Motor Vehicle Loans owned and serviced by the Bank during the periods shown includes both fixed rate Motor Vehicle Loans and variable rate Motor Vehicle Loans. The Bank does not maintain separate records with respect to fixed rate Motor Vehicle Loans and variable rate Motor Vehicle Loans regarding delinquency, loan loss and recovery experience. The Receivables include only fixed rate Motor Vehicle Loans. The Bank believes that the inclusion of variable rate Motor Vehicle Loans has an immaterial effect on the information set forth in the following tables with respect to the Bank's experience relating to delinquencies, loan losses and recoveries.

                           DELINQUENCY EXPERIENCE(1)

                                                                                      AT DECEMBER 31,
                        NINE MONTHS        NINE MONTHS       --------------------------------------------------------------------
                           ENDED              ENDED
                     SEPTEMBER 30, 1997  SEPTEMBER 30, 1996        1996              1995              1994              1993
                     ------------------- ------------------- ----------------  ----------------  ----------------  --------------
                                NUMBER             NUMBER             NUMBER             NUMBER            NUMBER           NUMBER
                      DOLLARS     OF     DOLLARS     OF     DOLLARS     OF     DOLLARS     OF    DOLLARS     OF    DOLLARS    OF
                      (000'S)   LOANS    (000'S)   LOANS    (000'S)   LOANS    (000'S)   LOANS   (000'S)   LOANS   (000'S)   LOANS
                     --------  ------  --------   ------    --------  ------   --------  ------  --------  ------  -------- ------
Outstandings........ $                  $                 $                  $                 $                 $
Delinquencies over
  30 days(2)(3)..... $                  $                 $                  $                 $                 $
Delinquencies over
  30 days(%)(4)....       %         %        %        %         %       %          %        %         %       %         %       %


                              1992
                        ----------------
                                  NUMBER
                        DOLLARS     OF
                        (000'S)   LOANS
                        --------  ------
Outstandings..........  $
Delinquencies over 30
  days(2)(3)..........  $
Delinquencies over 30
  days(%)(4)..........         %       %

------------

(1) [The figures shown include information with respect to certain consumer loans which are not Motor Vehicle Loans but for which the Bank does not maintain separate records regarding delinquency experience. These other
    consumer loans were less than      % of outstandings as of each of the dates
    shown in the table. The Bank believes that the inclusion of these other consumer loans has an immaterial effect on the data shown.]

(2) Delinquencies include principal amounts only.

(3) The period of delinquency is based on the number of days payments are contractually past due.

(4) As a percent of outstandings.

                            LOAN LOSS EXPERIENCE(1)

                                                                                          YEAR ENDED DECEMBER 31,
                                          NINE MONTHS ENDED    NINE MONTHS ENDED    ------------------------------------------
                                          SEPTEMBER 30, 1997   SEPTEMBER 30, 1996      1996       1995       1994       1993
                                          ------------------   ------------------   ---------   --------   --------   --------
                                                                         (DOLLARS IN 000'S)
Number of Loans(2).......................
Period Ending Outstandings...............      $                  $                 $          $          $          $
Average Outstandings(3)..................      $                  $                 $          $          $          $
Number of Gross Charge-Offs..............
Gross Charge-Offs(4).....................      $                  $                 $          $          $          $
Gross Charge-Offs as a % of Period End
  Outstandings...........................              %                  %                 %          %          %         %
Gross Charge-Offs as a % of Average
  Outstandings...........................              %                  %                 %          %          %         %
Recoveries(5)............................      $                  $                 $          $          $          $
Net Charge-Offs(6).......................      $                  $                 $          $          $          $
Net Charge-Offs as a % of Period End
  Outstandings...........................              %                  %                 %          %          %         %
Net Charge-Offs as a % of Average
  Outstandings...........................              %                  %                 %          %          %         %


                                             1992
                                           --------

Number of Loans(2).......................
Period Ending Outstandings...............  $
Average Outstandings(3)..................  $
Number of Gross Charge-Offs..............
Gross Charge-Offs(4).....................  $
Gross Charge-Offs as a % of Period End
  Outstandings...........................          %
Gross Charge-Offs as a % of Average
  Outstandings...........................          %
Recoveries(5)............................  $
Net Charge-Offs(6).......................  $
Net Charge-Offs as a % of Period End
  Outstandings...........................          %
Net Charge-Offs as a % of Average
  Outstandings...........................          %

                                                        (footnotes on next page)

(footnotes from previous page)

(1) [The figures shown include information with respect to certain consumer loans which are not Motor Vehicle Loans but for which the Bank does not maintain separate records regarding loan loss experience. These other
    consumer loans were less than      % of outstandings for each of the periods
    shown in the table. The Bank believes that the inclusion of these other consumer loans has an immaterial effect on the data shown.]

(2) Number of loans as of period end.

(3) Averages were computed by taking a simple average of month-end outstandings for each period presented.

(4) Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles, or, in the case of repossessed vehicles which have not yet been sold, the remaining principal balance less estimated proceeds from the sale of such repossessed vehicles.

(5) Recoveries generally include amounts received with respect to loans previously charged off, except for proceeds realized in connection with the sale of the financed vehicles.

(6) Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.

                            ------------------------

     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. No assurance can be given that the delinquency and loan loss information of the Bank, or of the Trust with respect to the Receivables, in the future will be similar to that set forth above.

                                   THE TRUST

     The Seller will establish the Trust by selling and assigning the Receivables to the Trust in exchange for the Certificates. Each Certificate will represent a fractional undivided interest in the Trust. The Trust property will include a pool (the 'Receivables Pool') of fixed rate simple interest motor vehicle installment loans for the purchase of new and used automobiles and light-duty trucks (the 'Receivables') and all monies due thereunder on or after the Cutoff Date. The Trust property will also include (i) such amounts as from time to time may be held in the Certificate Account, the Class A Distribution Account and the Class B Distribution Account; (ii) security interests in the vehicles securing the Receivables (the 'Financed Vehicles'); (iii) the benefit of the right to payments from the Reserve Account; (iv) an assignment of the rights of the Seller to receive proceeds from claims on theft, physical damage, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables; and (v) the rights with respect to any Financed Vehicle that has been repossessed by the Servicer on behalf of the Trustee.

     The Trust will be formed for this transaction pursuant to the Agreement and prior to formation will have had no assets or obligations. After formation, the Trust will not engage in any activity other than acquiring and holding the Receivables, issuing the Certificates, distributing payments thereon and as otherwise described herein and as provided in the Agreement. The Trust will not acquire any contracts or assets other than the Trust property described above and will not have any need for additional capital resources. As the Trust does not have any operating history and will not engage in any activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma financial statements or ratio of earnings to fixed charges with respect to the Trust. While management of the Bank believes that the figures and statistics contained herein for recent periods are representative of past performance of Motor Vehicle Loans owned and serviced by the Bank, there is no assurance that such performance is indicative of the future performance of the Receivables, since future performance is dependent, among other things, on general economic conditions and economic conditions in the geographical areas in which the Obligors reside including, for example, unemployment rates.

                              THE RECEIVABLES POOL

     The Receivables represent Motor Vehicle Loans from the portfolio of the Bank that:

          (a) were made to Obligors located in a state of the United States or the District of Columbia;

          (b) are secured by a new or used automobile or light-duty truck;

          (c) have a remaining maturity, as of the Cutoff Date, of at least 6 months and not more than 66 months;

          (d) with respect to loans secured by new Financed Vehicles, had an original maturity of at least 12 months and not more than 72 months; with respect to loans secured by used Financed Vehicles, had an original maturity of at least 12 months and not more than 60 months;

          (e) are fully-amortizing, fixed rate simple interest contracts which provide for level scheduled monthly payments (except for the last payments, which may be minimally different from the level payments) over their respective remaining terms and have a simple interest contract rate (a 'Contract Rate') that equals or exceeds [6.5%], are not secured by any interest in real estate, and have not been identified on the computer files of the Bank as relating to Obligors who had requested a reduction in the periodic finance charges, as of the Cutoff Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

          (f) are secured by Financed Vehicles that, as of the Cutoff Date, had not been repossessed without reinstatement;

          (g) have not been identified on the computer files of the Bank as relating to Obligors who were in bankruptcy proceedings as of the Cutoff Date;

          (h) have no payment more than 30 days past due as of the Cutoff Date;

          (i) have remaining principal balances, as of the Cutoff Date, of at least $500.00; and

          (j) are secured by Financed Vehicles that were not insured by Force Placed Insurance as of the Cutoff Date and did not owe an Insurance Add-On Amount as of the Cutoff Date.

     The Receivables were selected in an unbiased manner from the Motor Vehicle Loans in the portfolio of the Bank that met the above criteria. No selection procedures were used which were believed by the Bank to be adverse to the
Certificateholders. Approximately      % of the aggregate principal balance of
the Receivables, as of the Cutoff Date, were secured by new Financed Vehicles
and approximately      % of the aggregate principal balance of the Receivables,
as of the Cutoff Date, were secured by used Financed Vehicles. The Seller may not substitute other Motor Vehicle Loans from the portfolio of the Bank, or any other motor vehicle receivables, for the Receivables at any time during the term of the Agreement.

     All of the Receivables are simple interest contracts. As payments are received under a simple interest contract, the finance charges accrued to date are paid first, and then the remaining payment is applied to the unpaid amount financed. See 'The Certificates -- Servicing Procedures.' Accordingly, if an Obligor pays the fixed monthly installment in advance of the date on which a payment is due (the 'Due Date'), the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if an Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to finance charges for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Receivable as a result of early or late payments, as the case may be.

     In the case of the liquidation of a Receivable or repossession of a Financed Vehicle, amounts recovered will be applied first to the expenses of liquidation or repossession, second, to unpaid interest and third to unpaid principal. The Bank reserves the right to change its policy with respect to the application of amounts recovered from a liquidated Receivable or a repossessed Financed Vehicle.

     The composition of the Receivables, distribution by Contract Rate of the Receivables and geographic distribution of the Receivables, as of the Cutoff Date are set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance............................................                           $
Number of Receivables..................................................
Average Principal Balance..............................................                           $
Average Original Amount Financed.......................................                           $
Original Amount Financed (Range).......................................               $        to $
Weighted Average Contract Rate.........................................                           %
Contract Rate (Range)..................................................          [     % to      %]
Weighted Average Original Term.........................................                      months
Original Term (Range)..................................................    [12 months to 72 months]
Weighted Average Remaining Term........................................                      months
Remaining Term (Range).................................................     [6 months to 66 months]

                DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES

                                                                                                         PERCENTAGE OF
                                                                      NUMBER OF                            AGGREGATE
                       CONTRACT RATE RANGE                           RECEIVABLES    PRINCIPAL BALANCE    POOL BALANCE
------------------------------------------------------------------   -----------    -----------------    -------------

 6.50% to 7.00%...................................................                     $                           %
 7.01% to 8.00%...................................................
 8.01% to 9.00%...................................................
 9.01% to 10.00%..................................................
10.01% to 11.00%..................................................
11.01% to 12.00%..................................................
12.01% to 13.00%..................................................
13.01% to 14.00%..................................................
                                                                     -----------    -----------------    -------------
     Totals.......................................................                     $                           %
                                                                     -----------    -----------------    -------------
                                                                     -----------    -----------------    -------------

                  GEOGRAPHIC DISTRIBUTION* OF THE RECEIVABLES

                                                                                                         PERCENTAGE OF
                                                                      NUMBER OF                            AGGREGATE
                              STATE                                  RECEIVABLES    PRINCIPAL BALANCE    POOL BALANCE
------------------------------------------------------------------   -----------    -----------------    -------------
Alabama...........................................................                     $                           %
Alaska............................................................
Arizona...........................................................
Arkansas..........................................................
California........................................................
Colorado..........................................................
Connecticut.......................................................
Delaware..........................................................
District of Columbia..............................................
Florida...........................................................
Georgia...........................................................
Hawaii............................................................
Idaho.............................................................
Illinois..........................................................
Indiana...........................................................
Iowa..............................................................
Kansas............................................................
Kentucky..........................................................
Louisiana.........................................................
Maine.............................................................
Maryland..........................................................
Massachusetts.....................................................
Michigan..........................................................
Minnesota.........................................................
Mississippi.......................................................
Missouri..........................................................
Montana...........................................................
Nebraska..........................................................
Nevada............................................................
New Hampshire.....................................................
New Jersey........................................................
New Mexico........................................................
New York..........................................................
North Carolina....................................................
North Dakota......................................................
Ohio..............................................................
Oklahoma..........................................................
Oregon............................................................
Pennsylvania......................................................
Rhode Island......................................................
South Carolina....................................................
South Dakota......................................................
Tennessee.........................................................
Texas.............................................................
Utah..............................................................
Vermont...........................................................
Virginia..........................................................
Washington........................................................
West Virginia.....................................................
Wisconsin.........................................................
Wyoming...........................................................
                                                                     -----------    -----------------    -------------
     Total........................................................                     $                           %
                                                                     -----------    -----------------    -------------
                                                                     -----------    -----------------    -------------

------------

* Based on the location of the Obligor at the time each Motor Vehicle Loan was advanced.

MATURITY AND PREPAYMENT ASSUMPTIONS

     The Receivables are prepayable by the Obligors at any time without penalty. To the extent that prepayments are received on the Receivables, the actual weighted average life of the Receivables will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time in which each dollar of principal on a Receivable is repaid. Prepayments may also result from liquidations due to default; receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the Seller as a result of the failure of a Receivable to meet certain criteria set forth in the Agreement; purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Receivables made by it in the Agreement;
or as a result of an exercise by the Servicer of its option to purchase the Receivables Pool. Prepayments may also result from payments from the Reserve Account with respect to Defaulted Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the Seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of loans is the difference between the interest rates on the loans and prevailing interest rates. If the prevailing market interest rates were to fall significantly below the interest rates on the Receivables, the rate of prepayment (and refinancings) would be expected to increase. Conversely, if prevailing interest rates were to increase significantly above the interest rates on the Receivables, the rate of prepayments (and refinancings) would be expected to decrease.

     The Bank maintains certain records of the historical prepayment experience of its portfolio of Motor Vehicle Loans. The Bank does not believe that such records are adequate to provide meaningful information with respect to the Receivables. In any event, no assurance can be given that prepayments on the Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to the Receivables. All reinvestment risks resulting from any prepayments of Receivables will be borne by the Certificateholders.

                              YIELD CONSIDERATIONS

     On each Distribution Date, interest on the Certificates will be distributed at the applicable Pass-Through Rate on the Class A Certificate Balance and the Class B Certificate Balance, respectively, as of the preceding Distribution Date (after giving effect to all distributions made on such preceding Distribution
Date) or, in the case of the first Distribution Date, as of the Closing Date. In the event of a principal prepayment on a Receivable during a Collection Period, Certificateholders will receive their pro rata share of interest for the full Collection Period with respect to the unpaid principal balance of such Receivable as of the first day of such Collection Period to the extent that amounts on deposit in the Certificate Account and in the Reserve Account are available for such purpose. See 'The Certificates -- Distributions on Certificates.'

     The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of interest that accrues on the underlying Receivables in respect of any given month will not be made until the related Distribution Date, which will not be earlier than the 15th day of the following month.

     Although the Receivables have different Contract Rates, each Receivable's Contract Rate exceeds the sum of the Pass-Through Rate and the Servicing Fee Rate. Therefore, disproportionate rates of prepayments between Receivables with higher and lower Contract Rates will not affect the yield to Certificateholders.

                                  POOL FACTORS

     The 'Class A Pool Factor' and the 'Class B Pool Factor' will each be a seven-digit decimal that the Servicer will compute each month indicating the remaining Class A Certificate Balance and Class B Certificate Balance, respectively, as of the close of business on the Distribution Date, as a fraction of the respective initial outstanding principal balance of the Class A Certificates and the Class B Certificates. The Class A Pool Factor and the Class B Pool Factor will each be 1.0000000 as of the date of the initial issuance of the Certificates (the 'Closing Date'), and thereafter will decline to reflect reductions in the respective outstanding principal balances of the Class A Certificates and Class B Certificates.

     A Class A Certificateholder's portion of the aggregate outstanding principal balance of the Class A Certificates is the product of (i) the original denomination of the holder's Class A Certificate and (ii) the Class A Pool Factor. A Certificate Owner's portion of the aggregate outstanding principal balance of the Class A Certificates is the product of (i) the original principal amount of the Certificate Owner's interest in the Class A Certificates and (ii) the Class A Pool Factor. A Class B Certificateholder's portion of the aggregate outstanding principal balance of the Class B Certificates is the product of (i) the original denomination of the holder's Class B Certificate and (ii) the Class B Pool Factor. A Certificate Owner's portion of the aggregate outstanding principal balance of the Class B Certificates is the product of (i) the original principal amount of the Certificate Owner's interest in the Class B Certificates and (ii) the Class B Pool Factor.

     Pursuant to the Agreement, the Certificateholders will receive from the Trustee monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor and the Class B Pool Factor, and various other items of information. Certificateholders of record during any calendar year will be furnished information by the Trustee for tax reporting purposes not later than the latest date permitted by law. Certificate Owners may obtain such information from the Trustee, as described in 'The Certificates -- Statements to Certificateholders.'

     Pursuant to the Agreement, Certificateholders will receive monthly reports from the Paying Agent concerning payments received on the Receivables, the Pool Balance, the Class A Pool Factor, the Class B Pool Factor, and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See 'The Certificates -- General' and ' -- Statements to Certificateholders.'

                                USE OF PROCEEDS

     The net proceeds to be received by the Seller from the sale of the Receivables to the Trust and the sale of the Certificates, estimated to be
approximately $                  , will be used for the initial Reserve Account
deposit and added to Seller's general funds.

                           USAA FEDERAL SAVINGS BANK

     The Bank is a federally chartered savings association and a member of the Federal Home Loan Bank System. The Bank is subject to the primary supervision of the Office of Thrift Supervision. The Bank's deposits are insured by the Savings Association Insurance Fund. The Bank is an indirect wholly-owned subsidiary of United Services Automobile Association ('USAA'). The Bank is engaged in providing consumer banking products and services primarily to the USAA membership, concentrating its efforts in marketing consumer loan products as well as deposit products. As of December 31, 1996, the total assets and total common and preferred stockholders' equity of the Bank were $6.3 billion and $646 million, respectively.

     The executive offices of the Bank are located at 10750 McDermott Freeway, San Antonio, Texas 78288 and its telephone number is (210) 498-2265.

                     UNITED SERVICES AUTOMOBILE ASSOCIATION

     USAA is a reciprocal interinsurance exchange formed in 1922. The reciprocal form of ownership allows member policyholders to pool their insurance risks by exchanging insurance contracts through an attorney-in-fact. As of December 31, 1996, there were approximately 2.7 million USAA member and associate member policyholders. USAA members are principally active, retired and former United States military officers. The associate membership is primarily comprised of the ex-dependents of USAA members and enlisted military personnel.

     USAA and its various property and casualty subsidiaries provide personal lines insurance, which includes automobile, homeowners, renters and condominium insurance, to its members and associate members. In addition, through its various wholly-owned subsidiaries and affiliates, USAA offers personal financial service products, including life insurance, mutual funds, financial planning and banking services. USAA is the fifth largest private passenger automobile and the sixth largest homeowner insurer in the United States. USAA markets its products and services principally through a direct mail and telecommunication program. USAA is headquartered in San Antonio, Texas and employs approximately 17,000 people.

                                THE CERTIFICATES

     The Certificates offered hereby will be issued pursuant to the Agreement. Copies of the Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Servicer at the address set forth above. The following summary, while addressing all of the terms material to an investor, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement.

GENERAL

     On each Distribution Date, the Trustee will distribute to Certificateholders of record on the preceding Record Date all payments of principal on the Receivables received by the Servicer during the preceding Collection Period (and, to the extent funds are available as described herein, the amount of Realized Losses realized during such Collection Period), plus interest in respect of such Collection Period of the applicable
Pass-Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, on the Class A Certificate Balance and the Class B Certificate Balance, respectively, in each case as of the preceding Distribution Date (after giving effect to any payments made on such preceding Distribution
Date) or, in the case of the first Distribution Date, as of the Closing Date, to the extent that sufficient funds are on deposit in the Certificate Account or available in the Reserve Account to make such distributions. See
' -- Distributions on Certificates' and ' -- The Reserve Account.' Principal and interest to be distributed to Certificateholders may be provided by payments made by or on behalf of Obligors, Advances, the payment of Repurchase Amounts by the Seller or the Servicer, withdrawals from the Reserve Account, repossession of, or other enforcement measures taken with respect to, Financed Vehicles after default by Obligors and the realization of net liquidation proceeds with respect thereto, or recoveries (if any) of deficiencies from Obligors after the repossession and sale of Financed Vehicles. See ' -- Sale and Assignment of the Receivables' and ' -- Servicing Procedures.' In the event that, on any Distribution Date, funds available from the foregoing sources are insufficient to provide for such distributions, any shortfall will be payable on the subsequent Distribution Date, to the extent funds are available therefor.

     The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will initially be represented by Certificates registered in the name of the nominee of The Depository Trust Company ('DTC', and together with any successor depository selected by the Seller, the 'Depository'), except as provided below. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ('Cede'). No person acquiring an interest in the Certificates through the facilities of DTC (a 'Certificate Owner') will be entitled to receive a certificate representing such person's interest in the Certificates, except as set forth below under 'Definitive Certificates'. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See 'Definitive Certificates'.

     Distributions of principal of and interest on the Certificates with respect to each Collection Period will be made by, or on behalf of, the Paying Agent on the Distribution Date immediately succeeding such Collection Period, commencing
         15, 1997. Each Collection Period will be one calendar month, or in the case of the initial Collection Period, the period from the Cutoff Date to
         , 1997.

BOOK-ENTRY REGISTRATION

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC and its Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Pool Balance evidenced by the Class A Certificates or the Class B Certificates only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

DEFINITIVE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form ('Definitive Certificates') to Certificate Owners or their nominees, rather than to DTC or its nominee only if (i) the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates and the Trustee or the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Servicing Termination, Certificate Owners representing in the aggregate not less than 50% of the Pool Balance advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registrations, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement ('Holders').

     Distributions of principal of and interest on the Definitive Certificates will be made by the Paying Agent directly to Holders in accordance with the procedures set forth herein and in the Agreement.

Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the last day of the related Collection Period. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether a Definitive Certificate or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially shall be the Trustee (in such capacity, the 'Transfer Agent and Registrar'). No service charge will be imposed for any registration of transfer or exchange, but the Trustee or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF THE RECEIVABLES

     At the time of issuance of the Certificates, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Receivables and the proceeds thereof, including its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the Certificates to the Underwriters against payment to the Seller of the net purchase price of the sale of the Certificates.

     The Agreement sets forth criteria that must be satisfied by each Receivable. The criteria in the Agreement include, among others, the following:
(i) each Receivable (a) has been originated for the retail financing of a Financed Vehicle by an Obligor located in one of the States of the United States or the District of Columbia and (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;
(ii) each Receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Receivable and sale; (iii) each Receivable constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights; (iv) immediately prior to the sale and assignment thereof to the Trust, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary action with respect to such Receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust; (v) as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Receivable; (vi) as of the Cutoff Date, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Receivable; (vii) except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable exists, and the Seller has not waived any of the foregoing; (viii) each Receivable requires that the Obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; and (ix) each Receivable satisfies the criteria specified above under 'The Receivables

Pool'. As of the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware or receives written notice from the Trustee or the Servicer that a Receivable did not meet any of such criteria in the Agreement as of the date sold to the Trustee and such failure materially and adversely affects the interests of the Certificateholders in a Receivable, the Seller, unless it cures the failed criterion, will repurchase the Receivable from the Trustee at a price equal to the unpaid principal balance thereof plus accrued interest thereon at the weighted average Certificate Rate through the date of the repurchase (the 'Repurchase Amount'). The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Receivable to meet any of the criteria set forth in the Agreement. In the event that the Bank, as Seller, fails to satisfy its regulatory capital requirements in the future, it may be prohibited from repurchasing any of the Receivables.

     To ensure uniform quality in the servicing of the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as initial custodian of the Receivables. The Receivables will not be stamped or otherwise marked to reflect the transfer of the Receivables to the Trust and will not be segregated from the other motor vehicle installment loans of the Servicer. The Obligors under the Receivables will not be notified of the transfer of the Receivables to the Trust, but the Seller's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Trust. See 'Certain Legal Aspects of the Receivables'.

ACCOUNTS

     The Servicer will establish and maintain a segregated account (the 'Certificate Account'), in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited. The Trustee will also establish a segregated account in the name of the Trustee on behalf of the Trust and for the benefit of the Class A Certificateholders (the 'Class A Distribution Account'), and a segregated account in the name of the Trustee on behalf of the Trust and for the benefit of the Class B Certificateholders (the 'Class B Distribution Account'), from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made. The Certificate Account, the Class A Distribution Account and the Class B Distribution Account are collectively referred to as the 'Accounts.'

     Each Account will be maintained at all times (a) with a depository institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities, having a short-term certificate of deposit rating of A-1+ and P-1 or a long-term unsecured debt rating of not less than AA and AA2 assigned by Standard & Poor's and Moody's, respectively, and in the case of an institution organized under the laws of the United States, the deposits of which are insured by the FDIC (an 'Eligible Bank') or (b) in the trust department of an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities with authority to act under such laws as trustee or in any other fiduciary capacity, having not less than $1 billion in assets under fiduciary management and a long-term deposit rating of not less than BBB- and Baa3 assigned by Standard & Poor's and Moody's, respectively (an 'Eligible Trust Company'). Should any depository of an Account cease to be an Eligible Bank or Eligible Trust Company, such Account shall be transferred to an Eligible Bank or Eligible Trust Company, provided that such Account may remain at such depository if the Rating Agency Condition is
satisfied. [                           ], in its capacity as the initial paying
agent (the 'Paying Agent'), will have the revocable right to withdraw funds from the Accounts for the purpose of making distributions to Certificateholders in the manner provided in the Agreement.

COLLECTIONS ON THE RECEIVABLES

     The Servicer will deposit all payments on Receivables made by or on behalf of Obligors into the Certificate Account on a daily basis within forty-eight hours of receipt.

     In the event that, subsequent to the Closing Date, (i) the Bank obtains a short-term certificate of deposit rating of the Bank from Standard & Poor's Corporation ('Standard & Poor's') and Moody's Investors Service, Inc. ('Moody's') of A-1 and P-1, respectively, or certain conditions satisfactory to Standard & Poor's and Moody's are satisfied, and (ii) the Bank is the Servicer, the Servicer will no longer be required to make such deposits on a daily basis, but instead will be permitted to make such deposits into the Certificate Account on or before the related Deposit Date. Pending deposit into the Certificate Account in such case, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from other funds of the Bank.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Agreement and with the terms of the Receivables, will continue such collection procedures as it follows with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others and that is consistent with prudent industry standards. The Agreement will provide that the Servicer may not change the amount of or reschedule the Due Date of any scheduled payment to a date more than 30 days from the original Due Date, change the Contract Rate of, or extend any Receivable or change any material term of a Receivable, except as provided by the terms of the Receivable or of the Agreement or as required by law or court order; provided, however, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others if (a) the amount on deposit in the Reserve Account is greater than zero at the time of such extension, (b) the total credit-related extensions granted on the Receivable will not exceed four months in the aggregate, (c) the total number of credit-related extensions granted on the Receivable will not exceed two, (d) the maturity of such Receivable would not be extended beyond the Collection Period immediately preceding the Final Distribution Date and (e) the rescheduling or extension would not modify the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new receivable. (The Servicer also considers other criteria when making credit-related extensions as described under 'The Bank's Portfolio of Motor Vehicle Loans -- Collection Procedures'.) In the event that the Servicer fails to comply with the foregoing terms of the Agreement, it will be required to purchase the affected Receivable for the Repurchase Amount as of the last day of the Collection Period following the Collection Period (or, if the Servicer elects, the last day of the Collection Period) during which it became aware, or receives written notice from the Trustee, of such failure. The purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach. In the event that the Bank, as Servicer, fails to satisfy its regulatory capital requirements in the future, it may be prohibited from purchasing any of the Receivables.

     Under the Agreement, the Servicer, in accordance with its customary servicing procedures and underwriting standards, will require the Obligors to obtain comprehensive and collision insurance on the Financed Vehicles in accordance with the policies and procedures employed by the Servicer with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others. See 'The Bank's Portfolio of Motor Vehicle Loans -- Insurance'.

     The Agreement provides that the Servicer, based upon its collection practices and procedures for comparable new or used automobile and light-duty truck receivables that it services for itself or others, may repossess a Financed Vehicle relating to a Receivable that is delinquent prior to such Receivable being designated a Defaulted Receivable. The Agreement will also require the Servicer to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable with respect to which: (i) the Servicer determines based upon its normal collection practices and procedures, during any Collection Period, that eventual payment in full of the amount financed is unlikely or (ii) more than 10 percent of a scheduled payment is 120 or more days delinquent as of the last day of such Collection Period (each such Receivable, a 'Defaulted Receivable'). See 'The Bank's Portfolio of Motor Vehicle Loans -- Collection Procedures'. The Servicer may sell the repossessed Financed Vehicle securing a Receivable at judicial sale, or take any other action permitted by applicable law. See 'Certain Legal Aspects of the Receivables'. The net proceeds of such realization will be deposited in the Certificate Account.

ADVANCES

     The Servicer may, in its sole discretion, make a payment with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the product of the principal balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its Contract Rate (calculated on the basis of a 360-day year of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from the payment of the Repurchase Amount during or with respect to such Collection Period. The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds on deposit in the Reserve Account. In the event that the Servicer does not make an Advance, any Payment Deficiency resulting therefrom will be funded by the application of available amounts in the Reserve Account.

     To the extent that the amount set forth in clause (y) above plus amounts withdrawn from the Reserve Account during or with respect to such Collection Period and allocable to interest with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed by the Paying Agent to the Servicer on the related Distribution Date to reimburse the Servicer for previous unreimbursed Advances with respect to such Receivable. Any such reimbursement will only be from accrued interest due from the Obligor under such Receivable.

     The Servicer will deposit all Advances into the Certificate Account on the Business Day immediately preceding the related Distribution Date.

SERVICING COMPENSATION

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period, in an amount equal to the product of [one-twelfth of] 1.00% (the 'Servicing Fee Rate') and the Pool Balance as of the first day of the related Collection Period. In addition, the Servicer will receive as additional compensation investment earnings on amounts on deposit (and to be deposited) in the Certificate Account, except that beginning with the Collection Period for which the Servicer fails to deposit an Advance with respect to a Receivable other than because such Receivable is a Defaulted Receivable and thereafter, such investment earnings will not be paid to the Servicer, but will be treated as Available Interest pursuant to the Agreement.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, reporting tax information to Obligors, advancing costs of disposition of defaults, and monitoring the collateral in cases of Obligor default. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, and generating federal income tax information. The Servicing Fee also will compensate the Servicer for certain taxes, accounting fees, outside auditor fees, the fees of the Paying Agent and the Transfer Agent and Registrar, data processing costs, and other costs incurred in connection with administering and servicing the Receivables. The amount of the Servicing Fee was determined in light of the foregoing duties of the Servicer as well as with a view toward providing the Servicer with a reasonable profit. The Servicing Fee, together with the additional compensation consisting of investment earnings described above, is comparable to fees that would be paid to parties unaffiliated with the Bank. The Bank expects that the Receivables will provide the Trust with funds in an amount sufficient to pay the Servicing Fee to the Servicer and interest each month at the Pass-Through Rate on the Pool Balance to the Certificateholders.

THE RESERVE ACCOUNT

     The Reserve Account will be created with an initial deposit of cash from the proceeds of the sale of the Certificates having a value of at least the Reserve Account Initial Deposit. In addition, on each Distribution Date, any amounts on deposit in the Certificate Account with respect to the preceding Collection Period after payments to the Certificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount on deposit in the Reserve Account is equal to the Specified Reserve Account Balance.

     The Reserve Account will be maintained at an Eligible Bank or Eligible Trust Company and shall be established and maintained in the name of, and under the control of, the Collateral Agent. Funds on deposit in the Reserve Account will be invested in certain permitted investments. The Reserve Account and any amounts therein will not be property of the Trust, but will be pledged to the Collateral Agent, for the benefit of Certificateholders.

     On each Distribution Date, the amount available in the Reserve Account (the 'Available Reserve Amount') will equal the lesser of (i) the amount on deposit in the Reserve Account (exclusive of investment earnings) and (ii) the Specified Reserve Account Balance. On each Deposit Date, the Collateral Agent will withdraw funds from the Reserve Account to make available to Certificateholders the excess, if any, of (x) the sum of the amounts required to be distributed to Certificateholders, any accrued and unpaid Servicing Fees payable to the Servicer on such Distribution Date and any amounts required to reimburse any Outstanding Advances (excluding Advances made as a result of prepayments by Obligors) over (y) the amounts to be deposited in the Certificate Account with respect to the preceding Collection Period (exclusive of investment earnings). Such deficiencies in the Certificate Account may result from, among other things, Receivables becoming Defaulted Receivables or the failure by the Servicer to make any remittance required to be made under the Agreement. The aggregate amount to be withdrawn from the Reserve Account on any Distribution Date will not exceed the Available Reserve Amount with respect to the related Distribution Date. The Collateral Agent will deposit the proceeds of such withdrawal from the Reserve Account into the Class A Distribution Account or the Class B Distribution Account or pay such proceeds to the Servicer, as applicable, on the Distribution Date with respect to which such withdrawal was made.

     The Specified Reserve Account Balance on any Distribution Date will equal
   % of the Pool Balance as of the last day of the preceding Collection Period,
but in any event will not be less than the lesser of (i) $           and (ii)
the sum of such Pool Balance plus an amount sufficient to pay interest on such Pool Balance at a rate equal to the sum of the weighted average Pass-Through Rate and the Servicing Fee Rate through the Final Scheduled Distribution Date; provided, however, that the Specified Reserve Account Balance will be calculated
using a percentage of    % for any Distribution Date (beginning on the
199 Distribution Date) on which the Average Net Loss Ratio exceeds [   ]% or the
Average Delinquency Ratio exceeds [   ]%.

     'Average Delinquency Ratio' means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

     'Average Net Loss Ratio' means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

     'Delinquency Ratio' means, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are 60 or more days delinquent as of the end of such Collection Period, determined in accordance with the Servicer's customary practices, divided by (ii) the Pool Balance as of the last day of such Collection Period.

     'Liquidation Proceeds' means with respect to any Receivable (i) insurance proceeds received by the Servicer and (ii) the monies collected by the Servicer (from whatever source, including but not limited to proceeds of a Financed Vehicle sold after repossession), on a Defaulted Receivable net of any payments required by law to be remitted to the Obligor.

     'Net Loss Ratio' means, for any Collection Period, an amount, expressed as an annualized percentage, equal to (i) Realized Losses minus Recoveries for such Collection Period, divided by (ii) the average of the Pool Balances on the first day of such Collection Period and the last day of such Collection Period.

     'Recoveries' mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

     The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller, subject to satisfaction of the Rating Agency Condition. Amounts on deposit in the Reserve Account will be released to the Seller on each Distribution Date to the extent that the amount on deposit in the Reserve Account would exceed the Specified Reserve Account Balance. The Collateral Agent will cause all investment earnings attributable to the Reserve Account to be distributed on each Distribution Date to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, the Certificateholders will not have any rights in, or claims to, such amounts.

     In the event that the funds in the Reserve Account are reduced to zero, the Certificateholders will bear directly the credit and other risks associated with ownership of the Receivables. In such a case, the amount available for distribution may be less than that described below, and the Certificateholders may experience delays or suffer losses as a result of, among other things, defaults or delinquencies by the Obligors or previous extensions made by the Servicer.

DISTRIBUTIONS ON CERTIFICATES

     Deposits to Certificate Account. On or before the 15th day of each month (or, if such 15th day is not a Business Day, the preceding Business Day), the Servicer will inform the Trustee and the Paying Agent of the following amounts with respect to the preceding Collection Period: (i) the amount of aggregate collections on the Receivables; (ii) the aggregate amount of Advances to be remitted by the Servicer; (iii) the aggregate Repurchase Amount of Receivables to be repurchased by the Seller or purchased by the Servicer; (iv) the aggregate amount to be withdrawn from the Reserve Account; (v) the aggregate amount to be distributed as principal and interest on the Certificates; and (vi) the Servicing Fee.

     On or before each Deposit Date (a) the Servicer will cause all Collections and Liquidation Proceeds and Recoveries to be deposited into the Certificate Account and will deposit into the Certificate Account all Repurchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Seller will deposit into the Certificate Account all Repurchase Amounts of Receivables to be repurchased by the Seller on such Deposit Date and (c) the Servicer will deposit all Advances for the related Distribution Date into the Certificate Account.

     'Available Interest' means, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections for such Distribution Date,
(ii) all Advances made by the Servicer with respect to such Distribution Date and (iii) beginning with the Collection Period for which the Servicer shall not have made an Advance with respect to a Receivable other than because such Receivable was a Defaulted Receivable, investment earnings on amounts on deposit in the Certificate Account as of the last day of the related Collection Period, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

     'Available Principal' means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iii) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. 'Available Principal' on any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

     'Collections' mean, with respect to any Distribution Date, all collections on the Receivables.

     'Interest Collections' mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period; (iii) all Recoveries on Receivables which became Defaulted Receivables received during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable; and (iv) to the extent attributable to accrued interest, the Repurchase Amount with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during such Collection Period. 'Interest Collections' for any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

     'Purchased Receivable' means, at any time, a simple interest motor vehicle installment loan included in the Schedule of Receivables as to which payment of the Repurchase Amount has previously been made by the Seller or the Servicer pursuant to the Agreement.

     Deposits to the Distribution Accounts. On each Distribution Date, after making reimbursements of Outstanding Advances to the Servicer from Available Interest and/or the Available Reserve Amount to the extent then reimbursable pursuant to the Agreement, the Trustee will make the following deposits and distributions, to the extent of Available Interest and any Available Reserve Amount remaining after such reimbursements (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority:

          (i) to the Servicer, first from Available Interest, and then, if necessary, from the Available Reserve Amount, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

          (ii) to the Class A Distribution Account, first from Available Interest, then, if necessary, from the Available Reserve Amount, and finally, if necessary, from the Class B Percentage of Available Principal, the Class A Interest Distribution for such Distribution Date; and

          (iii) to the Class B Distribution Account, first from Available Interest and then, if necessary, from the Available Reserve Amount, the Class B Interest Distribution for such Distribution Date.

     On each Distribution Date, the Trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and the Available Reserve Amount (to be applied in that order of priority) remaining after the application of clauses (i), (ii) and (iii) above, in the following priority:

          (iv) to the Class A Distribution Account, the Class A Principal Distribution for such Distribution Date;

          (v) to the Class B Distribution Account, the Class B Principal Distribution for such Distribution Date;

          (vi) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

          (vii) to the Seller, any amounts remaining.

     On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders by the Trustee.

     'Class A Certificate Balance', at any time, equals the Original Class A Certificate Balance, as reduced by all principal amounts distributed to Class A Certificateholders prior to such time.

     'Class A Interest Carryover Shortfall' means, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     'Class A Interest Distribution' means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

     'Class A Monthly Interest' means, with respect to any Distribution Date, one-twelfth of the Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

     'Class A Monthly Principal' means, with respect to any Distribution Date, the Class A Percentage of Available Principal for such Distribution Date plus the Class A Percentage of Realized Losses with respect to the related Collection Period.

     'Class A Percentage' means    %.

     'Class A Principal Carryover Shortfall' means, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such Distribution Date.

     'Class A Principal Distribution' means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class A Principal Carryover Shortfall as of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distribution shall include any additional amount required to reduce the outstanding principal balance of the Class A Certificates to zero.

     'Class B Certificate Balance', at any time, equals the Original Class B Certificate Balance, as reduced by all principal amounts distributed to Class B Certificateholders prior to such time.

     'Class B Interest Carryover Shortfall' means, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     'Class B Interest Distribution' means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

     'Class B Monthly Interest' means, with respect to any Distribution Date, one-twelfth of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

     'Class B Monthly Principal' means, with respect to any Distribution Date, the Class B Percentage of Available Principal for such Distribution Date plus the Class B Percentage of Realized Losses with respect to the related Collection Period.

     'Class B Percentage' means    %.

     'Class B Principal Carryover Shortfall' means, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such Distribution Date.

     'Class B Principal Distribution' means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class B Principal Carryover Shortfall as of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class B Principal Distribution will include any additional amount required to reduce the outstanding principal balance of the Class B Certificates to zero.

     'Realized Losses' mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of the aggregate principal balance of such Receivable over Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

     As an administrative convenience, the Servicer will be permitted under certain circumstances to make deposits of Advances and Repurchase Amounts for, or with respect to, a Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Paying Agent will include with each distribution to each Certificateholder a statement, setting forth the following information for the related Collection Period:

          (i) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

          (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

          (iii) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (iv) the Class A Certificate Balance, the Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

          (v) the Pool Balance as of the close of business on the last day of the related Collection Period;

          (vi) the amount of the aggregate Realized Losses, if any, for the related Collection Period;

          (vii) the aggregate Repurchase Amount of Receivables repurchased by the Seller or purchased by the Servicer;

          (viii) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date; and

          (ix) the Specified Reserve Account Balance as of the close of business on such Distribution Date.

     Each amount set forth pursuant to subclauses (i), (ii) and (iii) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of a Certificate.

     The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the Certificates in accordance with DTC procedures. See 'The Certificates

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
 -- General' and ' -- Book-Entry Registration'. Copies of such statements may be obtained by Certificate Owners by a request in writing addressed to the Trustee at its Corporate Trust Office. See 'The Certificates -- The Trustee'.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Paying Agent will furnish to each person who at any time during such calendar year was a Certificateholder, a statement containing the sum of the monthly amounts described in (i) through (iii) above for the purposes of such Certificateholder's preparation of federal income tax returns. See 'Certain Federal Income Tax Consequences'.

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent certified public accountants will furnish to the Trustee on or before March 31 of each year, beginning March 31, 1998, a statement as to compliance by the Servicer during the twelve months (or shorter period in the case of the first such report) ended the preceding December 31, with certain standards relating to the servicing of the Receivables.

     The Agreement will also provide for delivery to the Trustee, on or before March 31 of each year, commencing March 31, 1998, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under the Agreement throughout the twelve months (or shorter period in the case of the first such certificate) ended the preceding December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by a Certificateholder by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except (i) upon determination that the Servicer's performance of such duties is no longer permissible under applicable law or (ii) in the event of the appointment of a successor Servicer, upon satisfaction of the Rating Agency Condition. Such resignation will not become effective until the Trustee (which shall not be obligated to act as successor Servicer if the Servicer has resigned for a reason other than the performance of its duties are no longer permissible under applicable laws) or a successor Servicer has assumed the Servicer's servicing obligations and duties under the Agreement.

     The Agreement will also provide that neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under the Agreement, unless such transfer or assignment (i) (A) will not result in a reduction or withdrawal by each of Standard & Poor's or Moody's of the rating then assigned to the Certificates and (B) the Trustee has consented to such transfer or assignment or (ii) the Trustee and holders of Certificates evidencing not less than 51% of the Pool Balance consent thereto. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor Servicer has assumed the Servicer's rights, obligations and duties under the Agreement.

     The Agreement will also provide that so long as the Bank is the Servicer, in the ordinary course of its business, the Servicer will have the right to delegate any of its duties under the Agreement to a third party. Any compensation payable to such third party will be paid by the Servicer from its own funds, and none of the Trust, the Trustee or the Certificateholders will be liable for such compensation. Notwithstanding any delegation of duties by the Servicer, the Servicer will not be relieved of its liability and responsibility with respect to such duties.

     The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the Trust, the Trustee or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder, except that employees of either the Servicer or its affiliates will be protected against any liability that

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
would otherwise be imposed by reason of negligence. The Agreement will further provide that the Servicer, and its directors, officers, employees and agents are entitled to indemnification by the Trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to their performance of servicing duties under the Agreement, other than any loss, liability, or expense incurred by reason of the Servicer's willful misfeasance, bad faith, or negligence in the performance of duties or by reason of the Servicer's reckless disregard of obligations and duties thereunder; provided, however, that such indemnification will be paid on a Distribution Date only after all payments required to be made to Certificateholders and the Servicer have been made, certain payments required to be made to the Trustee have been made and deposits of any amount required to be deposited into the Reserve Account to maintain the amount on deposit therein at the Required Reserve Account Amount have been made. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account as such expenses are incurred; provided, however, that such reimbursement will be paid on a Distribution Date only after all payments required to be made to Certificateholders and the Servicer have been made, certain payments required to be made to the Trustee have been made and deposits of any amount required to be deposited into the Reserve Account to maintain the amount on deposit therein at the Required Reserve Account Amount have been made.

EVENTS OF SERVICING TERMINATION

     'Events of Servicing Termination' under the Agreement will consist of (i) any failure by the Servicer to deliver to the Trustee the Servicer's certificate for the related Collection Period or any failure by the Servicer (or, so long as the Seller is the Servicer, the Seller) to deliver to the Trustee for distribution to the Certificateholders any proceeds or payments required to be delivered under the terms of the Certificates or the Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for five Business Days after discovery by the Servicer (or, so long as the Seller is the Servicer, the Seller) or written notice to the Servicer (or, so long as the Seller is the Servicer, the Seller) by the Trustee or to the Trustee and the Servicer (or, so long as the Seller is the Servicer, the Seller) by holders of Certificates evidencing not less than 25% of the Pool Balance;
(ii) any failure by the Servicer (or, so long as the Seller is the Servicer, the Seller) duly to observe or perform in any material respect any other covenant or agreement of the Servicer (or, so long as the Seller is the Servicer, the Seller) set forth in the Certificates or in the Agreement, which failure materially and adversely affects the rights of the Trust or the Certificateholders (which determination shall be made without regard to whether funds on deposit in the Reserve Account are available to the Certificateholders) and which continues unremedied for 60 days after the date of written notice of such failure to the Servicer (or, so long as the Seller is the Servicer, the Seller) by the Trustee or to the Trustee and the Servicer (or, so long as the Seller is the Servicer, the Seller) by holders of Certificates evidencing not less than 25% of the Pool Balance; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; (iv) any assignment or delegation by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment or delegation; and (v) failure by the Servicer (other than the Bank) to be a servicer that complies with certain criteria set forth in the Agreement. The holders of Certificates evidencing not less than 51% of the Pool Balance may waive certain defaults by the Servicer in the performance of its obligations.

                                       33



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
RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     As long as an Event of Servicing Termination under the Agreement remains unremedied, the Trustee or holders of Certificates evidencing not less than 25% of the Pool Balance, by notice given in writing to the Servicer (and to the Trustee if given by Certificateholders), may terminate all the rights and obligations of the Servicer under the Agreement, whereupon all authority and power of the Servicer under the Agreement shall pass to and be vested in the Trustee, the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to the compensation otherwise payable to the Servicer. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer under the Agreement. The Trustee shall not be relieved of its duties as successor Servicer until a newly appointed successor Servicer shall have assumed the responsibilities and obligations of the Servicer under the Agreement. The Trustee may make such arrangements for compensation to be paid to the successor Servicer, which in no event may be greater than the Servicing Fee (plus the investment earnings on amounts on deposit and to be deposited in the Certificate Account) paid to the Servicer under the Agreement.

AMENDMENT

     The Agreement may be amended by the Seller, the Servicer and the Trustee, without prior notice to or the consent of the Certificateholders, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under such Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, on the basis of an officer's certificate and/or in the opinion of counsel (which may be internal counsel to the Seller or the Servicer) reasonably satisfactory to the Trustee, materially and adversely affect the interests of the Trust or the Certificateholders. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 51% of the Pool Balance for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment, except with the consent of the holders of all Certificates, may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate, (ii) reduce the aforesaid percentage of the Pool Balance, the Certificateholders of which are required to consent to any such amendment, or (iii) reduce the shortfalls for which the Trustee may withdraw funds from the Reserve Account or change the formula for determining the Specified Reserve Account Balance.

LIST OF CERTIFICATEHOLDERS

     At such time as Definitive Certificates have been issued, the Trustee, upon written request by three or more Certificateholders or by holders of Certificates evidencing not less than 25% of the Pool Balance, will afford or cause the Transfer Agent and Registrar to afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement (provided such Certificateholders (i) state that they wish to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates and (ii) provide the Trustee with a copy of the proposed communication). Definitive Certificates will be issued only in the circumstances described above in ' -- Definitive Certificates'.

     The Agreement will not provide for the holding of any annual or other meeting of Certificateholders.

TERMINATION

     The obligations of the Seller, the Servicer and the Trustee pursuant to the Agreement will terminate upon the earlier of (i) the Distribution Date next succeeding the month which is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts

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
received upon liquidation of any property remaining in the Trust and (ii) payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement.

     In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase from the Trust, as of the last Business Day in any Collection Period in which the Pool Balance is 5% or less of the initial Pool Balance, all remaining Receivables in the Trust at a price equal to the sum of the aggregate of the Repurchase Amounts thereof as of such date. Exercise of such right will effect early retirement of the Certificates.

     The Trustee will give written notice of termination to each Certificateholder of record, which notice will specify the Distribution Date upon which Certificateholders may surrender their Certificates to the Trustee or the Transfer Agent and Registrar, as the case may be, for final payment. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate (whether a Definitive Certificate or the Certificates registered in the name of Cede representing the Certificates) at the office or agency of the Trustee or the Transfer Agent and Registrar, as the case may be, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to the Seller or as otherwise provided in the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), or the Receivables or any related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or any monies prior to the time such monies are deposited into the Certificate Account. The Trustee has not independently verified the Receivables. If no Event of Servicing Termination has occurred and is continuing, the Trustee is required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the Trustee under the Agreement, in which case it is only required to examine them to determine whether they conform to the requirements of the Agreement.

     The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which may be incurred therein or thereby, prior to the occurrence of an Event of Servicing Termination. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE

     [                           ] is the Trustee under the Agreement. The
Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon

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
such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time by giving written notice thereof to the Servicer, in which event the Trustee will be obligated promptly to appoint a successor trustee. The Trustee will be obligated to resign if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act, or becomes insolvent. In such circumstances, the Trustee will be obligated promptly to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith, or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement) except in the event the Servicer fails to indemnify the Trustee, in which case the Trustee would be entitled to be indemnified by the Trust; provided, however, that any such indemnification will be paid on a Distribution Date only after all amounts required to be paid to the Certificateholders have been paid and certain other distributions have been made and, with respect to a successor Servicer, if any, after the Servicing Fee has been paid.

     The Trustee's Corporate Trust Office is located at [                  ],
telephone: [                  ]. The Seller, the Servicer and their respective
affiliates may have normal banking relationships with the Trustee and its affiliates.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The Receivables are 'chattel paper' as defined in the Uniform Commercial Code in effect in the States of Texas and New York (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect the Trust's ownership interest in the Receivables, the Bank will file UCC-1 financing statements with the appropriate governmental authorities in the State of Texas to give notice of the Trust's ownership of the Receivables and their proceeds. Under the Agreement, the Bank will be obligated to maintain the perfection of the Trust's ownership interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the Receivables from a review of the Receivables since they would not be marked to show such sale, although the Bank's master computer records will evidence such sale.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     The Receivables consist of motor vehicle installment loans made pursuant to contracts with Obligors for the purchase of automobiles and light-duty trucks and also constitute personal property security agreements that include grants of security interests in the Financed Vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in the Financed Vehicles generally is governed by the motor vehicle registration laws of the state in which the Financed Vehicle is located. In all states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title or actual possession by the secured party of such certificate of title, depending upon applicable state law. The practice of the Bank is to effect such notation or to obtain possession of the certificate of title, as appropriate under the laws of the state in which a vehicle securing a motor vehicle installment loan originated by the Bank is registered. The Receivables prohibit the sale or transfer of the Financed Vehicle without the Bank's consent.

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
     The Bank will assign its security interest in the individual Financed Vehicles to the Trust. However, because of the administrative burden and expense and since the Bank remains as Servicer of the Receivables, neither the Bank nor the Trustee will amend the certificates of title to identify the Trust as the new secured party and, accordingly, the Bank will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the Bank's rights as the secured party as against creditors of the Obligor. In certain states, in the absence of such endorsement and delivery, the Trustee may not have a perfected security interest in the Financed Vehicle. In such event or in the event that the Bank did not have a perfected first priority security interest in the Financed Vehicle, the only recourse of the Trust vis-a-vis third parties would be against an Obligor on an unsecured basis or against the Bank pursuant to the Bank's repurchase obligation. See 'Repurchase Obligation'.

     In the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the Bank on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in the Financed Vehicle. If there are any Financed Vehicles as to which the Bank has failed to perfect the security interest assigned to the Trust (i) such security interest would be subordinate to, among others, holders of perfected security interests and (ii) subsequent purchasers of such Financed Vehicles would take possession free and clear of such security interest. There also exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.

     In the event that the owner of a Financed Vehicle moves to a state other than the state in which such Financed Vehicle initially is registered, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter until the owner re-registers the Financed Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the Bank must surrender possession if it holds the certificate of title to such Financed Vehicle or, in the case of Financed Vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the Bank would receive notice of surrender if the security interest in the Financed Vehicle is noted on the certificate of title. Accordingly, the Bank would have the opportunity to re-perfect its security interest in the Financed Vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment loans, the Bank takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Receivable sells a Financed Vehicle, the Bank must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. The Bank will represent in the Agreement that it has no knowledge of any such liens with respect to any Financed Vehicle. However, such liens could arise at any time during the term of a Receivable. No notice will be given to the Trustee in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN VEHICLES

     The Servicer on behalf of the Trust may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the Receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, 'self-help' repossession that is

'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Financed Vehicle, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the defaulting Obligor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Moreover, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

OTHER MATTERS

     Numerous federal and state consumer protection laws may impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth-in-Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act, and the Federal Trade Commission Act.

     The so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission (the 'FTC Rule'), other state statutes or the common law in certain states have the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller (which would include the Trust) to all claims and defenses which an obligor in the transaction could assert against the seller of the goods. Liability of a subsequent holder under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due thereunder from such obligor. The Uniform Consumer Credit Code applicable in certain states contains provisions which generally duplicate this rule.

     The Agreement will set forth criteria that must be satisfied by each Receivable, and such criteria will provide, among other things, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the Trust's interest in a Receivable, such violation would result in the failure to satisfy a criterion in the Agreement and would create an obligation of the Bank to repurchase the Receivable unless such failed criterion is cured.

REPURCHASE OBLIGATION

     Under the Agreement, each Receivable must satisfy certain criteria, and such criteria relate to, among other things, the validity, subsistence, perfection, and priority of the security interest in each Financed Vehicle. Accordingly, if any defect exists in the perfection of the security interest in any Financed Vehicle and such defect materially and adversely affects the Trust's interest in a Receivable, such defect would result in the failure to satisfy a criterion in the Agreement and would create an obligation of the Bank to repurchase such Receivable unless such failed criterion is cured.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States Federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Consequences to individual investors of investment in the Certificates will vary according to circumstances. In addition, this summary is generally limited to investors who will hold the Certificates as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the 'Code'). Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the 'IRS') with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

     INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISERS TO DETERMINE THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUST; SCOPE OF TAX OPINION

     In the opinion of Jones, Day, Reavis & Pogue, special tax counsel to the Seller ('Special Tax Counsel'), the Trust will not be classified as an association taxable as a corporation for Federal income tax purposes, but will be classified as a grantor trust, and each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust. In addition, Special Tax Counsel has prepared or reviewed the statements in this Prospectus under the headings 'Prospectus Summary -- Tax Status' and 'Certain Federal Income Tax Consequences,' and is of the opinion that such statements are correct in all material respects. Such statements, to the extent that they reflect conclusions of law, are intended as an explanatory discussion of the possible effects of the classification of the Trust as a grantor trust for Federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Certificates.

TREATMENT OF CERTIFICATE OWNERS' INTEREST IN TRUST ASSETS

     Each Certificate Owner could be considered to own either (i) an undivided interest in a single debt obligation having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the applicable Pass-Through Rate or (ii) an interest in each of the Receivables and any other assets of the Trust. Special Tax Counsel is unable to opine as to which characterization will govern because no authority exists addressing the characterization of transactions having the characteristics of the Trust or the Certificates. The Agreement will express the intent of the Seller to sell, and the Certificateholders to purchase, the Receivables (other than the Retained Yield) and the Seller, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Receivables, and reports to Certificateholders will be prepared on that basis.

     Treatment as Debt Obligation. If a Certificate Owner were considered to own an undivided interest in a debt obligation of the Seller, rather than reporting its share of the interest accrued on each Receivable it would, in general, be required to include in income interest accrued or received on the Certificate Principal Balance at the applicable Pass-Through Rate in accordance with its usual method of accounting.

     The Certificates would be subject to the original issue discount ('OID') rules, generally in the manner discussed below with respect to Stripped Receivables (as defined below). Thus, while the manner in which a Certificateholder would calculate OID is unclear in some respects, each Certificateholder would report as OID the difference between its proportionate interest in the stated redemption price of such debt obligation and the issue price of the Certificate. However, in determining whether such OID is de minimis, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a 'Prepayment Assumption'). Original issue discount includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. Purchasers of the Certificates would also be subject to the market discount provisions of the Code to the extent that they purchase such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of original issue discount).

     Income on Receivables. The remainder of the discussion herein assumes that a Certificate Owner will be treated as owning an interest in each Receivable (and the proceeds thereof).

     For Federal income tax purposes, the Seller will be treated as having retained a fixed portion of the interest due on each Receivable (each, a 'Stripped Receivable') equal to the difference between (x) the Contract Rate of the Receivable and (y) (i) with respect to the Class A Percentage of such Receivable, the sum of the Class A Pass-Through Rate and the Servicing Fee Rate and (ii) with respect to the Class B Percentage of such Receivable, the sum of the Class B Pass-Through Rate and the Servicing Fee Rate (such difference referred to as the 'Retained Yield'). The Retained Yield will be treated as 'stripped coupons' within the meaning of Section 1286 of the Code. In addition, if the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable will be treated as a 'stripped-coupon' purchased by the Class B Certificate Owners. Accordingly, each Class A Certificate Owner will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Retained Yield on the Stripped Receivables or as a stripped coupon purchased by the Class B Certificate Owners), and such interest in each Receivable will be treated as a 'stripped bond' within the meaning of Section 1286 of the Code. Similarly, each Class B Certificate Owner will be treated as owning its pro rata percentage in the principal of each Receivable, plus a share which, if the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, will be disproportionate, of the interest payable on each Receivable (minus the Retained Yield on the Stripped Receivable).

     Each Certificate Owner would be required to report on its Federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). Such gross income attributable to interest on the Receivables would exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificate Owner's share of the expenses of the Trust for the period during which it owns a Class A Certificate. The Class A Certificate Owner would be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a Class A Certificate Owner from the Reserve Account or from the subordination of the Class B Certificates will be treated for Federal income tax purposes as having the same characteristics as the payments they replace.

     A Class A Certificate Owner would generally report its share of the income of the Trust, including interest and certain other charges accrued on the Receivables (but see discussion below in ' -- Discount and Premium'), and investment earnings on funds held pending distribution, under its usual method of accounting. Accordingly, interest, excluding OID or market discount, would be includible in a Certificate Owner's gross income when it accrues on the Receivables, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a receivable generally is paid to Certificateholders in the following month, the amount of interest accruing to a Certificate Owner that is an accrual basis taxpayer or deemed to have been received by a Certificate Owner that is a cash basis taxpayer during any calendar month will not equal the interest distributed in that month. Thus, both cash basis and accrual basis taxpayers may be required to accrue some income in advance of the receipt of the related cash distribution. For administrative convenience, the amount of accrued and collected interest will be estimated rather than being calculated precisely for each Receivable.

     For administrative convenience, the Servicer intends to report the total amount of income with respect to the Class A Certificates on an aggregate basis (as though all of the Receivables were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (i) on an asset-by-asset basis, accounting separately for each Receivable or (ii) aggregating all Stripped Receivables under the aggregation rule described below and accounting for the remaining Receivables on an asset-by-asset basis. See ' -- Original Issue Discount on Stripped Receivables.' In computing its income on an asset-by-asset basis, a Certificate Owner would allocate its tax basis among each Receivable in proportion to their fair market values. To the extent that the remaining terms of the Receivables vary widely (and thus cause significant differences in value), the allocation of basis and computation of income on an asset-by-asset basis could have a more significant effect on the income of a Certificate Owner than it would if the Receivables had more uniform characteristics.

     The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Receivables on a separate asset basis.

DISCOUNT AND PREMIUM

     In determining whether a Certificate Owner has purchased its interest in the Receivables (or any Receivable) at a discount and whether such Receivables (or any Receivable) have OID, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest and amounts collected at the time of purchase but not distributed. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Receivables (or any Receivable) (the 'Purchase Price') will be decreased and the potential OID on the Receivables (or any Receivable) could be increased.

ORIGINAL ISSUE DISCOUNT ON STRIPPED RECEIVABLES

     Because the Stripped Receivables represent stripped bonds, they will be subject to the original issue discount rules of the Code. Accordingly, the tax treatment of a Certificate Owner will depend in part upon whether the amount of OID on a Stripped Receivable is less than a statutorily defined de minimis amount.

     In general, under Treasury regulations ('Treasury Regulations') issued under Section 1286 of the Code (the 'Section 1286 Regulations'), the amount of OID on a receivable treated as a 'stripped bond' will be de minimis if it is less than 1/4 of one percent for each full year of weighted average life remaining after the purchase date until the maturity of the Receivable, although it is not clear whether expected prepayments are taken into account. Under the
Section 1286 Regulations, it appears that the portion of the interest on each Receivable payable to the Certificate Owners may be treated as 'qualified stated interest.' As a result, the amount of OID on a Stripped Receivable will equal the amount by which the Purchase Price of a Stripped Receivable is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired.

     If the amount of OID is de minimis under the rule set forth above, a Stripped Receivable would not be treated as having OID. The actual amount of discount on a Stripped Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivable.

     If the OID on a Receivable is not treated as being de minimis, in addition to the amounts described above, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield on the

Receivable (or Receivables). It is possible that the IRS could require use of a Prepayment Assumption in computing the yield of a Receivable. Accrued OID would increase a Class A Certificate Owner's tax basis in the Class A Certificate (and the applicable Receivables). Distributions of principal and other items attributable to accrued OID (other than payments of interest on the Receivables at the sum of the Class A Pass-Through Rate and the Servicing Fee Rate) would reduce a Class A Certificate Owner's tax basis. If a Receivable is deemed to be acquired by a Certificate Owner at a significant discount, such treatment could accelerate the accrual of income by a Certificate Owner.

     The Trustee intends to account for OID, if any, reportable by holders of Certificates by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in Receivables represented by a Certificate.

     In addition, for administrative convenience, the Trustee intends to calculate OID, if any, on all of the Receivables on an aggregate basis and without the use of a Prepayment Assumption. Treasury Regulations issued under the OID provisions of the Code (the 'OID Regulations') suggest, although the matter is not entirely clear, that all payments on the Stripped Receivables allocable to the Certificates may be aggregated in determining whether the Stripped Receivables will be treated as having OID. It is not clear whether use of a Prepayment Assumption is required in computing OID. If the Service were to require that OID be computed on a Receivable-by-Receivable basis, or that a Prepayment Assumption be used, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules, each sale of a Certificate results in a recalculation of OID, a Certificate Owner technically will not be subject to the market discount provisions of the Code with respect to Stripped Receivables.

     In the event that a Receivable is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Receivable allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made with respect to the interests in the Receivables represented by the Certificates or was previously in effect with respect to such taxpayer. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

     A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. The Trustee intends to take the position that the Servicing Fee plus the Supplemental Servicing Fee constitute reasonable compensation for services, although there is no authority on this point in the context of receivables such as the Receivables. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold ($121,600.00 in the case of a married couple filing jointly for the taxable year beginning in 1997). Because the Servicer will not report to Certificate Owners the amount of income or deductions attributable to interest earned on collections, such a holder may effectively underreport its net taxable income.

CLASS B CERTIFICATE OWNERS

     In General. Except as described below, it is believed that the Class B Certificate Owners will be subject to tax in the same manner as Class A Certificate Owners. However, no Federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificate Owners in the manner described below.

     Each Class B Certificate Owner will be treated as owning (i) the Class B Percentage of the principal on each Receivable plus (ii) a portion (which, if the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, will be disproportionate to the Class A Certificateholders' share of such interest) of the interest on each Receivable (not including the Retained Yield). Income will be reported to a Class B Certificate Owner based on the assumption that all amounts payable to the Class B Certificate Owners are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificate Owner's entire share of the interest on a Receivable will qualify as 'qualified stated interest', although the law on this point is not entirely clear. Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificate Owners in the manner described above for holders of the Class A Certificates.

     Effect of Subordination. If the Class B Certificate Owners received distributions of less than their share of the Trust's receipts of principal or interest (the 'Shortfall Amount') because of the subordination of the Class B Certificates, holders of Class B Certificates would probably be treated for Federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Fund. There is, however, no authority addressing this point and the Internal Revenue Service could assert that a different treatment could apply.

     Under this analysis, (1) Class B Certificate Owners would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss) and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

SALE OF A CERTIFICATE

     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Receivables and any other assets held by the Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables. Any gain or loss not attributable to accrued interest will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN CERTIFICATE OWNERS

     Interest attributable to Receivables which is payable to a foreign Certificate Owner will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a 'United States person' and it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, 'United States person' means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source.


BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a 'back-up' withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to ERISA and the Code (all of which are hereinafter referred to as a 'Plan') and on persons who are fiduciaries with respect to such Plans. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a fiduciary with respect to such plans by virtue of such investment. In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ('parties in interest' within the meaning of ERISA or 'disqualified persons' within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. Neither ERISA nor the Code defines the term 'plan assets'. Under Section 2510.3-101 of the United States Department of Labor ('DOL') regulations (the 'Regulation'), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an 'equity interest' in such entity.

EXEMPTION FOR CLASS A CERTIFICATES

     The DOL has issued an individual exemption, Prohibited Transaction Exemption 90-29, to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the 'Exemption'). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include fixed rate simple interest retail motor vehicle installment sales contracts and retail motor vehicle installment loans such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan from the Underwriters, provided that specified conditions (certain of which are described below) are met. The Seller believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

          (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories of Standard & Poor's, Moody's, Duff & Phelps, Inc. or Fitch Investors Service, L.P.;

          (4) the Trustee is not an affiliate of any other member of the 'Restricted Group,' which consists of the Underwriters, the Seller, the Servicer, the Trustee and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties;

          (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution or placement of the Class A Certificates represents not more than reasonable compensation for underwriting or placing the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) the Plan investing in the Class A Certificates must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by a Rating Agency. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that at the time of such acquisition, the Class A Certificates continue to satisfy the third general condition set forth above. The Seller and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

     In addition, the Trust must satisfy the following requirements:

          (a) the corpus of the Trust must consist solely of assets of the type which have been included in other investment pools,

          (b) certificates in such other investment pools must have been rated in one of the three highest generic rating categories of Standard & Poor's, Moody's, Duff & Phelps, Inc. or Fitch Investors Service, L.P. for at least one year prior to the Plan's acquisition of Class A Certificates, and

          (c) certificates evidencing interests in such other investments pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an 'Excluded Plan' is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Seller or Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and
(b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of Class A Certificates issued by the Trust. The Agreement is a pooling and servicing agreement as defined in the Exemption. All transactions relating to the servicing, management and operation of the Trust will be carried out in accordance with the Agreement. See 'The Certificates.'

     The Exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with experienced legal counsel regarding the applicability of the Exemption and other applicable issues and whether the Class A Certificates are an appropriate investment for a Plan under ERISA and the Code.

EXEMPTION FOR CLASS B CERTIFICATES

     Because the Class B Certificates are subordinate interests, the Exemption will not apply to exempt the purchase and subsequent holding of the Class B Certificates by or on behalf of a Plan from the prohibited transaction provisions of ERISA and the Code. However, certain other administrative exemptions may be available with respect to the purchase and subsequent holding of the Class B Certificates by or on behalf of a Plan. These exemptions include PTE 95-60, which applies to certain transactions involving insurance company general accounts, PTE 90-1, which applies to certain transactions involving insurance company pooled separate accounts, PTE 91-38, which applies to certain transactions involving bank collective investment funds, and PTE 84-14, which applies to certain transactions entered into on behalf of a Plan by qualified professional asset managers.

     PTE 95-60 in particular, among other things, provides an exemption for transactions in connection with the servicing, management, and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust. PTE 95-60 would apply to the acquisition of the Class B Certificates issued by the Trust provided that certain conditions are met, including the requirement that the Trust is described in and otherwise meets the requirements of an 'underwriter exemption,' such as PTE 93-31, other than the requirements relating to the nonsubordination and rating of the Class B Certificates. Accordingly, an insurance company may acquire the Class B Certificates on behalf of its general account if the conditions of PTE 95-60 are otherwise satisfied.

     Any Plan fiduciary considering the purchase of a Class B Certificate on behalf of a Plan should consult with experienced legal counsel regarding the applicability of any such exemption from the prohibited transaction rules, other relevant issues, and whether the Class B Certificates would be an appropriate investment for the Plan under ERISA and the Code.

     Each investor purchasing the Class B Certificates by or on behalf of a Plan will be deemed to have represented that an exemption from the prohibited transaction rules applies such that the acquisition and subsequent holding of the Class B Certificates by or on behalf of such Plan will not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or
Section 4975 of the Code by reason of the application of one or more statutory or administrative exemptions from the prohibited transaction rules.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the 'Underwriting Agreement'), the Seller has agreed to sell to each of the underwriters named below (the 'Underwriters') and each of the Underwriters has severally agreed to purchase the principal amount of Certificates set forth opposite its name below:

                                                                                             PRINCIPAL
                                                                                             AMOUNT OF
                                                                                              CLASS A
                                       UNDERWRITER                                           CERTIFICATES
------------------------------------------------------------------------------------------   ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated........................................   $
                                                                                             ----------
                                                                                             ----------


                                                                                             PRINCIPAL
                                                                                             AMOUNT OF
                                                                                              CLASS B
                                       UNDERWRITER                                           CERTIFICATES
------------------------------------------------------------------------------------------   ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated........................................   $
                                                                                             ----------
                                                                                             ----------

     The Seller has been advised by the Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this Prospectus, and to certain dealers at such price less a
concession not in excess of .   % of the principal amount of the Class A
Certificates. The Underwriters may allow and such dealers may reallow to other
dealers a discount not in excess of .   % of such principal amount. After the
initial public offering, such public offering price, concession and reallowance may be changed.

     The Seller has been advised by the Underwriters that they propose initially to offer the Class B Certificates to the public at the price set forth on the cover page of this Prospectus, and to certain dealers at such price less a
concession not in excess of .   % of the principal amount of the Class B
Certificates. The Underwriters may allow and such dealers may reallow to other
dealers a discount not in excess of .   % of such principal amount. After the
initial public offering, such public offering price, concession and reallowance may be changed.

     The Underwriters have advised the Seller that, pursuant to Regulation M under the Securities Act, certain persons participating in this offering may engage in transactions, including stabilizing bids and syndicate covering transactions, which may have the effect of stabilizing or maintaining the market price of any class of Certificates at levels above those that might otherwise prevail in the open market. A 'stabilizing bid' is a bid for or the purchase of any Certificates on behalf of the Underwriters for the purpose of fixing or maintaining the price of such Certificates. A 'syndicate covering transaction' is the bid for or the purchase of Certificates on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering.

     Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Certificates of any class to be higher than it might be in the absence thereof. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any such effect on the prices for the Certificates. Neither the Seller nor the Underwriters makes any representation that the Underwriters will engage in any such transactions or that, once commenced, any such transactions will not be discontinued without notice.

     The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

                          VALIDITY OF THE CERTIFICATES

     The validity of the Certificates will be passed upon for the Seller by Jones, Day, Reavis & Pogue, and certain other legal matters will be passed upon for the Seller by Michael J. Broker, Esq., Vice-President and Banking Counsel for the Bank and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Certain federal income tax and other matters will be passed upon for the Seller by Jones, Day, Reavis & Pogue.

                               GLOSSARY OF TERMS

TERMS                                                                                                      PAGE
------------------------------------------------------------------------------------------------------   ---------

Accounts..............................................................................................          24
Advance...............................................................................................           5
Agreement.............................................................................................        1, 3
Applicant.............................................................................................          11
Available Interest....................................................................................          28
Available Principal...................................................................................          29
Available Reserve Amount..............................................................................          27
Average Delinquency Ratio.............................................................................          27
Average Net Loss Ratio................................................................................          27
Bank..................................................................................................           3
Business Day..........................................................................................           4
Cede..................................................................................................       3, 21
Certificate Account...................................................................................          24
Certificateholders....................................................................................        2, 4
Certificate Owner.....................................................................................       3, 24
Certificates..........................................................................................        1, 3
Class A Distribution Account..........................................................................          24
Class A Certificate Balance...........................................................................          29
Class A Certificateholders............................................................................           4
Class A Certificates..................................................................................        1, 3
Class A Interest Carryover Shortfall..................................................................          29
Class A Interest Distribution.........................................................................          29
Class A Monthly Interest..............................................................................          29
Class A Monthly Principal.............................................................................          30
Class A Pass-Through Rate.............................................................................           4
Class A Percentage....................................................................................          30
Class A Pool Factor...................................................................................          19
Class A Principal Carryover Shortfall.................................................................          30
Class A Principal Distribution........................................................................          30
Class B Distribution Account..........................................................................          24
Class B Certificate Balance...........................................................................          30
Class B Certificateholders............................................................................           4
Class B Certificates..................................................................................        1, 3
Class B Interest Carryover Shortfall..................................................................          30
Class B Interest Distribution.........................................................................          30
Class B Monthly Interest..............................................................................          30
Class B Monthly Principal.............................................................................          30
Class B Pass-Through Rate.............................................................................           4
Class B Percentage....................................................................................          30
Class B Pool Factor...................................................................................          19
Class B Principal Carryover Shortfall.................................................................          30
Class B Principal Distribution........................................................................          30
Closing Date..........................................................................................          19
Code..................................................................................................          38
Collateral Agent......................................................................................           1
Collection Period.....................................................................................           4
Collections...........................................................................................          28
Commission............................................................................................           2
Contract Rate.........................................................................................          16
Cutoff Date...........................................................................................        1, 3
Defaulted Receivable..................................................................................          25
Definitive Certificates...............................................................................          22

TERMS                                                                                                      PAGE
------------------------------------------------------------------------------------------------------   ---------
Delinquency Ratio.....................................................................................          27
Deposit Date..........................................................................................           5
Depository............................................................................................          21
disqualified persons..................................................................................          45
Distribution Date.....................................................................................           1
DOL...................................................................................................          45
DTC...................................................................................................    1, 3, 21
Due Date..............................................................................................          16
Eligible Bank.........................................................................................          24
Eligible Trust Company................................................................................          24
ERISA.................................................................................................       7, 45
Events of Servicing Termination.......................................................................          33
Excluded Plan.........................................................................................          47
Exemption.............................................................................................          45
FDIC..................................................................................................           1
Final Scheduled Distribution Date.....................................................................           1
Financed Vehicles.....................................................................................       3, 15
Force Placed Insurance................................................................................          13
FTC Rule..............................................................................................          38
Holders...............................................................................................          22
Indirect Participants.................................................................................          22
Interest Collections..................................................................................      28, 29
Liquidation Proceeds..................................................................................          27
Moody's...............................................................................................          25
Motor Vehicle Loans...................................................................................          11
Net Loss Ratio........................................................................................          27
Obligors..............................................................................................           8
Original Certificate Balance..........................................................................           3
Original Class A Certificate Balance..................................................................           3
Original Class B Certificate Balance..................................................................           3
Original Pool Balance.................................................................................           3
Outstanding Advances..................................................................................           6
Participants..........................................................................................          21
Parties in interest...................................................................................          45
Pass-Through Rate.....................................................................................           4
Paying Agent..........................................................................................          24
Plan..................................................................................................          45
Pool Balance..........................................................................................           3
PTE...................................................................................................          45
Purchase Price........................................................................................          41
Purchased Receivable..................................................................................          29
Rating Agency.........................................................................................           7
Rating Agency Condition...............................................................................           6
Realized Losses.......................................................................................          30
Receivables...........................................................................................    1, 3, 15
Receivables Pool......................................................................................          15
Record Date...........................................................................................           4
Recoveries............................................................................................          27
Regulation............................................................................................          45
Repurchase Amount.....................................................................................          24
Reserve Account.......................................................................................           5
Reserve Account Initial Deposit.......................................................................           5

TERMS                                                                                                      PAGE
------------------------------------------------------------------------------------------------------   ---------
Restricted Group......................................................................................          46
Seller................................................................................................        1, 3
Servicer..............................................................................................        1, 3
Servicing Fee.........................................................................................           5
Servicing Fee Rate....................................................................................       5, 26
Shortfall Amount......................................................................................          10
Specified Reserve Account Balance.....................................................................           6
Standard & Poor's.....................................................................................          24
Transfer Agent and Registrar..........................................................................          23
Trust.................................................................................................        1, 3
Trustee...............................................................................................        1, 3
UCC...................................................................................................          36
Underwriters..........................................................................................          48
Underwriting Agreement................................................................................          48
United States person..................................................................................          44
USAA..................................................................................................      12, 20

__________________________________            __________________________________

     NO DEALER, SALESPERSON, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USAA FEDERAL SAVINGS BANK OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF USAA FEDERAL SAVINGS BANK OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------
                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Reports to Certificateholders..................     2
Available Information..........................     2
Incorporation of Certain Documents by
  Reference....................................     2
Prospectus Summary.............................     3
Risk Factors...................................     8
The Bank's Portfolio of Motor Vehicle Loans....    11
The Trust......................................    15
The Receivables Pool...........................    16
Yield Considerations...........................    19
Pool Factors...................................    19
Use of Proceeds................................    20
USAA Federal Savings Bank......................    20
United Services Automobile Association.........    20
The Certificates...............................    21
Certain Legal Aspects of the Receivables.......    36
Certain Federal Income Tax Consequences........    38
ERISA Considerations...........................    45
Underwriting...................................    48
Validity of the Certificates...................    49
Glossary of Terms..............................    50

                            ------------------------
     UNTIL               , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL
DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                 USAA AUTO LOAN
                              GRANTOR TRUST 1997-1
                       $                % AUTOMOBILE LOAN
                       PASS-THROUGH CERTIFICATES, CLASS A
                       $                % AUTOMOBILE LOAN
                       PASS-THROUGH CERTIFICATES, CLASS B
                                     [LOGO]

                           USAA FEDERAL SAVINGS BANK
                              SELLER AND SERVICER
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                              MERRILL LYNCH & CO.
                       [                               ]
                        [                              ]
                    Underwriters of the Class A Certificates

                             [MERRILL LYNCH & CO.]
                    Underwriter of the Class B Certificates

                                             , 1997

__________________________________            __________________________________

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses in connection with the offering of the Certificates being registered herein are estimated as follows:

Registration Fee..................................................................   $ 303.03
Legal Fees and Expenses...........................................................      *
Accounting Fees and Expenses......................................................      *
Blue Sky Fees and Expenses........................................................      *
Rating Agency Fees................................................................      *
Trustee's Fees and Expenses.......................................................      *
Printing..........................................................................      *
Miscellaneous.....................................................................      *
                                                                                     --------
     Total........................................................................   $  *
                                                                                     --------
                                                                                     --------

------------

*  To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to the following document filed as an exhibit to this Registration Statement which document is incorporated herein by reference:

          Article VI of the By-Laws of USAA Federal Savings Bank (Exhibit 3.2 hereto).

          Reference is also made to 12 C.F.R. SS545.121.

          For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)

EXHIBITS    DESCRIPTION
---------   ------------------------------------------------------------------------------------------------------------

    1.1     -- Form of Underwriting Agreement.*
    3.1     -- Charter of the Registrant.
    3.2     -- By-laws of the Registrant.
    4.1     -- Form of Pooling and Servicing Agreement between the Registrant and the Trustee.*
    5.1     -- Opinion of Jones, Day, Reavis & Pogue with respect to legality.*
    8.1     -- Opinion of Jones, Day, Reavis & Pogue with respect to tax matters.*
   23.1     -- Consent of Jones, Day, Reavis & Pogue (included as part of Exhibit 5.1).
   23.2     -- Consent of Jones, Day, Reavis & Pogue (included as part of Exhibit 8.1).
   24.1     -- Power of Attorney (included as part of signature page)

------------

*  To be filed by amendment.

     (b) Financial Statements:

          Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (b) That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the 'Act') may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (d) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (e) That the undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               POWER OF ATTORNEY

     The Registrant and each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 8th day of October, 1997.

                                          USAA FEDERAL SAVINGS BANK

                                          By          /S/ MARK H. WRIGHT
                                              ..................................

                                                       MARK H. WRIGHT
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER
                                               (PRINCIPAL EXECUTIVE OFFICER)

                                          By          /S/ SUSAN K. EVERS
                                              ..................................

                                                       SUSAN K. EVERS
                                               SENIOR VICE PRESIDENT FINANCE
                                              (PRINCIPAL FINANCIAL OFFICER AND
                                               PRINCIPAL ACCOUNTING OFFICER)

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                     CAPACITY                            DATE
------------------------------------------  --------------------------------------------   -------------------

           /s/ ROBERT G. DAVIS              Chairman                                         October 8, 1997
 .........................................
            (ROBERT G. DAVIS)

          /s/ CHARLES E. BISHOP             Director                                         October 8, 1997
 .........................................
           (CHARLES E. BISHOP)

          /s/ ARTHUR R. EMERSON             Director                                         October 8, 1997
 .........................................
           (ARTHUR R. EMERSON)

          /s/ KENNETH R. FLEENOR            Director                                         October 8, 1997
 .........................................
           (KENNETH R. FLEENOR)

          /s/ RICHARD W. HAGAUER            Director                                         October 8, 1997
 .........................................
           (RICHARD W. HAGAUER)

         /s/ CARLOS R. MONTEMAYOR           Director                                         October 8, 1997
 .........................................
          (CARLOS R. MONTEMAYOR)

                SIGNATURE                                     CAPACITY                            DATE
------------------------------------------  --------------------------------------------   -------------------
           /s/ JAMES E. OLSSON              Director                                         October 8, 1997
 .........................................
            (JAMES E. OLSSON)

                                            Director                                         October 8, 1997
 .........................................
             (JANE B. PHIPPS)

                                            Director                                         October 8, 1997
 .........................................
           (DAVID M. ROBINSON)

          /s/ JOSUE ROBLES, JR.             Director                                         October 8, 1997
 .........................................
           (JOSUE ROBLES, JR.)

            /s/ MARK H. WRIGHT              Director                                         October 8, 1997
 .........................................
             (MARK H. WRIGHT)